Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

dated

October 26, 2023

by and among

Feutune Light Acquisition Corporation, a Delaware corporation,

as Parent

Feutune Light Merger Sub Inc., a Delaware corporation

as Merger Sub;

AND

Thunder Power Holdings Limited, a British Virgin Islands company,

as the Company

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of October 26, 2023 (the “Signing Date”), by and among, Feutune Light Acquisition Corporation, a Delaware corporation (“Parent”), Feutune Light Merger Sub Inc. a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Thunder Power Holdings Limited, a British Virgin Islands company (the “Company”).

RECITALS:

WHEREAS, the Company and its Subsidiaries (the “Company Group”) are in the businesses of the designing and manufacturing of premium electric vehicles for production in the United States and Europe and distribution in the United States, European and Asian markets (the “Business”).

WHEREAS, Parent is a blank check company formed for the sole purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

WHEREAS, Merger Sub is a newly formed, wholly-owned, direct subsidiary of Parent, and was formed for the sole purpose of an initial business combination of Parent.

WHEREAS, the parties hereto desire to effect a business combination transaction whereby upon the terms and subject to the conditions of this Agreement, at the Closing, the Company is to merge with and into Merger Sub, with Merger Sub surviving as the Surviving Company and a wholly owned subsidiary of Parent (the “Merger”).

WHEREAS, in connection with the Merger, the shareholders of the Company will be entitled to receive the Total Merger Consideration Shares in the form of the stock in Parent, as more fulsomely described in this Agreement.

WHEREAS, for U.S. federal income tax purposes, the parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(2)(D) of the Code and the Treasury Regulations promulgated thereunder

WHEREAS, the Board of Directors of Parent has determined that (i) this Agreement, the Merger and the other transactions contemplated by this Agreement are fair and advisable, and in the best interests of Parent and its stockholders, and (ii) that this Agreement, the Merger and the other transactions contemplated should be submitted for the consideration of the stockholders of Parent as a shareholders’ meeting and recommended that the stockholders of Parent approve and adopt this Agreement and approve the Merger and other transaction contemplated by this Agreement.

WHEREAS, the Board of Directors of the Company has determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair and advisable, and in the best interests of the Company and the Company Shareholders.

WHEREAS, simultaneously with the execution of this Agreement, the Company has delivered the written resolutions of the Company’s Board of Directors to Parent evidencing the Company’s Board of Directors approval of this Agreement and the transactions contemplated hereby, including the Merger in accordance with the Laws of the British Virgin Islands and the Company’s Organizational Documents.

WHEREAS, upon or prior to date hereof, and as a condition and an inducement to Parent and Merger Sub to enter into this Agreement, the Company Shareholders whose names are set forth on the support agreement attached hereto as Exhibit A (the “Principal Shareholders”), are entering into and delivering support agreements, substantially in the form of Exhibit A (each, a “Company Support Agreement”), pursuant to which each such Company Securityholder has agreed (i) not to transfer any Company Common Ordinary Shares held by such Company Securityholder and (ii) to vote in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby.

WHEREAS, upon or prior to date hereof, and as a condition and an inducement to the Company to enter into this Agreement, Sponsor and the other stockholders of Parent whose names are set forth on the support agreement attached hereto as Exhibit B, are entering into and delivering support agreements, substantially in the form of Exhibit B (each, a “Parent Support Agreement”), pursuant to which each such Parent stockholder has agreed (i) not to transfer or redeem any of Parent Common Shares held by such Parent stockholder and (ii) to vote in favor of the adoption and approval of each of the Parent Proposals at the Parent Stockholder Meeting. The parties acknowledge that a joinder to the Parent Support Agreement will be signed upon the share transfer as set forth in Schedule 3 for the Parent Support Agreement.

WHEREAS, immediately prior to the Closing, each Company Securityholder who will hold no less than 5% of issued and outstanding shares of PubCo immediately upon the Closing, the Sponsor and its affiliates, and ARC Group will enter into that certain Lock-Up Agreement in the form attached hereto as Exhibit C (the “Lock-up Agreement”) with PubCo.

WHEREAS, concurrently with the execution and delivery of this Agreement or concurrently with the execution and filing of the Form S-4, Parent Parties and the Company will use their commercially best efforts to secure financing structures for use to pay Transaction Expenses and working capital of PubCo, including without limitation, PIPE financing, private financing and redemption waiver, convertible debt, forward purchase agreement, backstop, or equity line of credit (collectively, the “Transaction Financing”) pursuant to which certain investors (“Transaction Finance Investors”) commit to acquiring (x) Parent Common Shares, (y) Equity Securities of any Parent Party or the Company, or entering into (z) forward purchase agreements, subscription agreements or other transaction financing agreements (the “Transaction Financing Agreements”) in each case on terms and conditions acceptable to the Company and Parent Parties.

WHEREAS, immediately prior to the Closing, the PubCo and/or the Company shall enter into agreements (the “Personnel Agreements”) in the form satisfactory to the Company and Parent with executive management and key personnel of the Company who shall transition to PubCo and certain key management of the Company (each, a “Personnel”) which shall contain standard non-disclosure, non-competition and non-solicitation provisions as allowed by the applicable local laws of the jurisdiction wherein such Personnel is located, to be effective as of the Closing.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in the preamble shall have the respective meanings ascribed thereto, and following terms, as used herein, have the following meanings:

“Action” means any legal action, suit, claim, investigation, hearing or Proceeding, including any audit, claim or assessment for Taxes or otherwise.

“Surviving Corporation” has the meaning specified in Section 2.1.

“Additional Parent Parties SEC Documents” has the meaning specified in Section 5.14(a).

“Additional Agreements” mean the Company Support Agreement, Parent Support Agreement Lock-up Agreement, Personnel Agreements, Non-Compete Agreements, and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Affiliate Transaction” has the meaning specified in Section 4.34(a).

“Alternative Transaction” has the meaning specified in Section 6.1(b).

“Alternative Proposal” has the meaning specified in Section 6.1(b).

“Anti-Corruption Laws” has the meaning specified in Section 4.32(a).

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public or industry regulatory authority, whether international, national, Federal, state, or local.

“Available Closing Cash” means an amount equal to the sum of (a) cash available in the Trust Account after deducting (i) the amount required to satisfy the redemption regarding Parent Redeeming Shares, (ii) the payment of Deferred Underwriting Amount, and (iii) payments of Transaction Expenses, plus (b) the proceeds of Transaction Financing, provided that, such amount shall be no less than $5,000,000.

“Benefit Arrangement” has the meaning specified in Section 4.24(d).

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York City, New York, the British Virgin Islands, Hong Kong or Taiwan are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, H.R. 748 (Mar. 27, 2020).

“Closing Exchange Ratio” means the quotient obtained by dividing (a) Closing Merger Consideration Shares by (b) the Fully Diluted Company Shares.

“Closing Merger Consideration Shares” means Forty Million (40,000,000) PubCo Common Shares, which are equal or equivalent to the sum of Four Hundred Million Dollars ($400,000,000) divided by $10.00 per share.

“Closing Per Share Merger Consideration” means with respect to a share of Company Ordinary Shares, a number of PubCo Common Shares equal to the Closing Exchange Ratio. For the avoidance of doubt, the Earnout Shares in aggregate would be a flat agreed amount of PubCo Common Shares and would not be subject to the Closing Exchange Ratio.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Period” means the period that Parent is allowed to consummate its initial business combination in accordance with its Organizational Documents.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 4.1 (Corporate Existence and Power), 4.2 (Authorization), 4.6 (Capitalization), 4.7 (Subsidiaries), 4.12(d) (Financial Statements), 4.19 (Compliance with Laws), and 4.20 (Intellectual Property), and 4.29 (Finders’ Fees).

“Company Dissenting Shareholders” means Company Shareholders who shall have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger in accordance with Section 179 of the British Virgin Island Business Companies Act.

“Company Dissenting Shares” means the Company Ordinary Shares held by the Company Dissenting Shareholders.

“Company Director Written Resolution” means collectively, a written resolution evidencing the approval of the transactions contemplated hereby that is delivered by the Company prior to the execution of this Agreement, and a written resolution evidencing the plan of merger and the transactions contemplated thereby, including the Merger, by the Company’s Board of Directors in accordance with the Laws of the British Virgin Islands and the Company’s Organizational Documents.

“Company Formation Date” means September 30, 2015.

“Company Leases” has the meaning specified in Section 4.26(b).

“Company Indemnified Parties” has the meaning specified in Section 6.7(a).

“Company Ordinary Shares” shall mean the ordinary shares, par value $0.0001 per share, of the Company as existing as of the date hereof and immediately prior to the Effective Time.

“Company Option” means each option (whether vested or unvested) to purchase Company Ordinary Shares granted, and that remains outstanding, under the Employee Stock Purchase Plan.

“Company Shareholder” means each holder of Company Ordinary Shares immediately prior to the Effective Time, and “Company Shareholders” refers to all of them collectively.

“Company Shareholder Written Resolution” means a written resolution evidencing the approval of this Agreement, the plan of merger and the transactions contemplated hereby and thereby, including the Merger, by Company Shareholders in accordance with the Laws of the British Virgin Islands and the Company’s Organizational Documents.

“Company Termination Fee” has the meaning specified in Section 10.3(b).

“Company Written Resolution” means the Company Director Written Resolution and the Company Shareholder Written Resolution.

“Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company and/or any of its Subsidiaries is a party or by which any of its respective assets are bound, including any entered into by the Company and/or any of its Subsidiaries in compliance with this Agreement after the Signing Date and prior to the Closing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Converted Stock Option” has the meaning specified in Section 3.2(a).

“D&O Indemnified Parties” has the meaning specified in Section 6.7(a).

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction relating to the processing, privacy, security, or protection of Personal Data, and all regulations or guidance issued thereunder.

“Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Investment Management Trust Agreement.

“DGCL” means the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code).

“Employee Stock Purchase Plan” means the existing employee stock purchase plan of the Company.

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Earnout Escrow Account” has the meaning specified in Section 3.3(b).

“Earnout Shares” means the aggregate of Twenty Million (20,000,000) PubCo Common Shares to be deposited into the Earnout Escrow Account upon the Closing pursuant to Section 3.3 hereof.

“Equity Incentive Plan” means an award pool equal to 10% of the issued and outstanding PubCo Common Shares immediately after the Closing.

“Equity Securities” means, with respect to any Person, any capital stock, shares, equity interests, membership interests, partnership interests or registered capital, or other ownership interests in such Person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, shares, equity interests, membership interests, partnership interests or registered capital, or other ownership interests, in each case, issued by or with the approval of such Person.

“ERISA” means Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning specified in Section 4.24(g).

“Escrow Agent” has the meaning specified in Section 3.3(b).

“Escrow Agreement” has the meaning specified in Section 3.3(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Control Laws” has the meaning specified in Section 4.32(a).

“Extension Payment Loans” has the meaning specified in Section 7.5.

“Financial Statements” has the meaning specified in Section 4.12(a).

“Foreign Arrangement” has the meaning specified in Section 4.24(k).

“Fully Diluted Company Shares” means the sum of all shares of Company Ordinary Shares that are issued and outstanding immediately prior to the Effective Time including the Company Dissenting Shares.

“Governmental Authority” means any United States or non-United States government entity, body or authority, including (a) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (b) any non-United States government or governmental authority or any political subdivision thereof, (c) any United States or non-United States regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, or (d) any official of any of the foregoing acting in such capacity.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority or any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“HSR Act” means The Hart–Scott–Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP (as defined below), (g) all guarantees by such Person and (h) any agreement to incur any of the same.

“Initial Financial Information” has the meaning specified in Section 6.5.

“Intellectual Property” or “Intellectual Property Right” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) discoveries, inventions, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisional, continuations-in-part, re-examinations, renewals, counterparts, extensions, validations, and other extensions of legal protection pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; (g) internet websites, domain names and applications and registrations pertaining thereto; (h) social media accounts, and all content contained therein; and (i) any similar intellectual property or industrial property rights recognized in any jurisdiction.

“International Trade Control Laws” has the meaning specified in Section 4.32(a).

“Interim Financial Statements (June 30, 2023)” has the meaning specified in Section 4.12(a).

“Inventory” is defined in the UCC.

“Investment Management Trust Agreement” means the investment management trust agreement made as of June 15, 2022 by and between Parent and the Trustee.

“IP Contract” has the meaning specified in Section 4.17(a)(xvi).

“IPO” means the initial public offering of Parent pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Parent, dated as of June 17, 2022 (File No. 333-264221).

“IRS” means the U.S. Internal Revenue Service.

“Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products or the operation of the Business.

“Knowledge” means, with respect to (a) the Company, the actual knowledge of the executive officers or directors of the Company, after reasonable inquiry or (b) any other party, (i) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (ii) if a natural person, the actual knowledge of such party after reasonable inquiry.

“Labor Agreements” has the meaning specified in Section 4.25(a).

“Law” or “Laws” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Governmental Authority or any Authority, including rule or regulation promulgated thereunder.

“Leases” all leases, subleases, licenses, concessions and other occupancy agreements (written or oral) for Real Property, together with all fixtures and improvements erected on the premises leased thereby.

“Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon on the assets, Liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, customer relationships, regulatory environment, operations or properties of the Company Group and the Business, taken as a whole, on the one hand, or the Parent Parties or Parent’s or Merger Sub’s business, taken as a whole, on the other hand, whether or not arising from transactions in the ordinary course of business, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions; (b) conditions generally affecting the industries in which the Company Group operates (with respect to a “Material Adverse Effect” or “Material Adverse Change” applicable to the Company Group); (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Parent Parties (with respect to the Company Group) or the Company Group (with respect to the Parent Parties); (f) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; or (g) any natural or man-made disaster or acts of God, including the continued outbreak of the COVID-19 virus; unless any such any event, occurrence, fact, condition or change, shall have a disproportionate effect on the Company Group and the Business, or the Parent Parties and the business of Parent or Merger Sub, as applicable, as compared to comparable companies in the same industry.

“Material Contract” has the meaning specified in Section 4.17.

“Money Laundering Laws” has the meaning specified in Section 4.32(a).

“Monthly Extension Payment” means the monthly deposit in the amount of $100,000 to be made to the Trust Account by 21st of each month to allow Parent to consummate its initial business combination by March 21, 2024 in accordance with Parent’s current Organizational Documents.

“Nasdaq” means the electronic dealer quotation system owned and operated by The Nasdaq Stock Market, Inc.

“Non-Compete Agreement” means the agreement governing the non-disclosure, non-competition and non-solicitation agreements in the form satisfactory to the Company and Parent, between PubCo and each shareholder of PubCo holding no less than 10% of issued and outstanding PubCo Common Shares immediately upon the Closing except the shareholders who will enter into the Personnel Agreement with the PubCo.

“Non-U.S. Subsidiaries” has the meaning specified in Section 8.2(e).

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Authority or any Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation, certificate of formation, articles of incorporation, articles of formation, bylaws, memorandum and articles of association, limited liability company agreement or similar organizational documents, in each case, as amended.

“OSHA” has the meaning specified in Section 4.25(m).

“Outside Date” means March 21, 2024 or such later date as provided in the then amended Parent’s Organizational Documents provided that the parties are acting in a good faith to consummate the transactions contemplated herein and there is a reasonable chance that such transactions will be consummated.

“Owned Real Property” has the meaning specified in Section 4.26(a).

“Paid Transaction Expenses” has the meaning specified in Section 11.6.

“Parent Common A Shares” means the shares of class A common stock, $0.0001 par value, of Parent.

“Parent Common B Shares” means the shares of class B common stock, $0.0001 par value, of Parent.

“Parent Common Shares” means the shares of Parent Common A Shares and Parent Common B Shares.

“Parent Fundamental Representations” means the representations and warranties of the Parent Parties set forth in Sections 5.1 (Corporate Existence and Power), 5.2 (Corporate Authorization), 5.5 (Finders’ Fee) and 5.7 (Capitalization).

“Parent Indemnified Parties” has the meaning specified in Section 6.7(a).

“Parent Parties” means Parent and Merger Sub collectively, and “Parent Party” refers to any one of them.

“Parent Parties Financial Statements” has the meaning specified in Section 5.14(b).

“Parent Preferred Shares” means the preferred shares, $0.0001 par value per share, of Parent.

“Parent Related Party” has the meaning specified in Section 5.22.

“Parent Rights” means the right exchangeable for one-tenth (1/10) of one share of Parent Common A Shares at the closing of a business combination.

“Parent Schedules” has the meaning specified in ARTICLE V.

“Parent SEC Documents” has the meaning specified in Section 5.14(a).

“Parent Shares” means the shares of Parent Common Shares and Parent Preferred Shares.

“Parent Shareholder Approval Matters” has the meaning specified in Section 8.5(a).

“Parent Special Meeting” has the meaning specified in Section 8.5(a).

“Parent Stockholder Redemption Right” means the right of an eligible (as determined in accordance with the Parent’s Organizational Documents) holder of Parent Common A Shares to redeem all or a portion of the Parent Common A Shares held by such holder as set forth in the Parent’s Organizational Documents in connection with the transactions contemplated under this Agreement.

“Parent Termination Fee” has the meaning specified in Section 10.3(a).

“Parent Unit” means a unit of Parent comprised of one Parent Common A Share, one Parent Rights and one Parent Warrant including all “units” described in the IPO Prospectus.

“Parent Warrants” means the redeemable right to purchase one Parent Common A Share at a price of $11.50 per whole share.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permit” has the meaning specified in Section 4.18.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Parent Parties; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, and (C) that do not result from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law; and (c) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings (and for which adequate accruals or reserves have been established in accordance to U.S. GAAP).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Data” means, with respect to any natural Person, such Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, credit card number, bank account number and other financial information, customer or account numbers, account access codes and passwords, any other information that allows the identification of such Person or enables access to such Person’s financial information or that is defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information” or similar term under any applicable Privacy Laws.

“Privacy Laws” means all applicable United States state and federal Laws, and the laws of other non-U.S. jurisdictions applicable to the Company or any of its Subsidiaries, relating to privacy and protection of Personal Data, including without limitation the General Data Protection Regulation of the European Union, and any and all similar state and federal Laws relating to privacy, security, data protection, data availability and destruction and data breach, including security incident notification.

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or any Authority or an arbitrator.

“Prohibited Party” has the meaning specified in Section 4.32(b).

“Proxy Statement/Prospectus” has the meaning specified in Section 5.8.

“PubCo” has the meaning specified in Section 2.1.

“PubCo Common Shares” means the common stock, par value $0.0001 per share, of PubCo.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Redeeming Parent Shares” means Parent Common A Shares in respect of which the eligible holder thereof (as determined in accordance with the Parent’s Organizational Documents) has validly exercised (and not validly revoked, withdrawn or lost) his, her or its Parent Stockholder Redemption Right.

“Registration Statement” has the meaning specified in Section 5.8.

“Required Financials” has the meaning specified in Section 6.5.

“Required Parent Stockholder Approval” has the meaning specified in Section 9.1(g).

“Requisite Company Shareholder Vote” has the meaning specified in Section 7.5.

“Option Shares” means the aggregate number of shares of Company Ordinary Shares issuable upon exercise of all Company Options (whether Vested Company Options or Unvested Company Options).

“Sanctions Laws” has the meaning specified in Section 4.32(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Schedules” has the meaning specified in the first paragroup of ARTICLE IV.

“SEC” means the Securities and Exchange Commission.

“Sensitive Data” means all confidential information, classified information, proprietary information, Know-How, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by any member of the Company Group. Sensitive Data also includes Personal Data which is held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by any member of the Company Group.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Representative” has the meaning specified in Section 3.3(b).

“Signing Month” has the meaning specified in Section 7.5.

“Sponsor” means Feutune Light Sponsor LLC, a Delaware limited liability company.

“Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company or any Company Subsidiary.

“Tax” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax, with any interest, penalties, additions to tax or additional amounts imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority or any Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Total Merger Consideration Shares” means the Closing Merger Consideration Shares and the Earnout Shares.

“Tranche 1 Annual Report” has the meaning specified in Section 3.3(c)(i).

“Tranche 1 Earnout Shares” has the meaning specified in Section 3.3(c)(i).

“Tranche 1 Fiscal Year” has the meaning specified in Section 3.3(c)(i).

“Tranche 2 Annual Report” has the meaning specified in Section 3.3(c)(ii).

“Tranche 2 Earnout Shares” has the meaning specified in Section 3.3(c)(ii).

“Tranche 2 Fiscal Year” has the meaning specified in Section 3.3(c)(ii).

“Transaction Expenses” has the meaning specified in Section 11.6.

“Transfer Taxes” means any and all transfer, documentary, sales, use, real property, stamp, excise, recording, registration, value added and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

“Trust Account” has the meaning specified in Section 5.9.

“Trust Fund” has the meaning specified in Section 5.9.

“UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

“Unpaid Transaction Expenses” has the meaning specified in Section 11.6.

“Unvested Company Option” means each Company Option outstanding immediately prior to the Effective Time that is not a Vested Company Option.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Vested Company Option” means each Company Option outstanding immediately prior to the Effective Time that is vested in accordance with its terms as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the transactions contemplated by this Agreement.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as reasonably determined in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“2021-2022 Annual Financial Statements” has the meaning specified in Section 4.12(a).

“2023 Annual Financial Statements” has the meaning specified in Section 7.3.

“$” or “US$” means U.S. dollars, the legal currency of the United States.

ARTICLE II
The MERGER; Closing

2.1 The Merger. Upon and subject to the terms and conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub with Merger Sub being the surviving corporation (which is sometimes hereinafter referred to for the period at and after the Effective Time, the “Surviving Corporation”) following the Merger and the separate corporate existence of the Company shall cease. The Merger shall be consummated in accordance with this Agreement and the DGCL with respect to Merger Sub and the Companies Acts and the Laws of British Virgin Islands with respect to the Company. Parent is hereinafter referred to and for the periods at and after the Effective Time, the “PubCo.”

2.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with ARTICLE X, the closing of the Merger (the “Closing”) shall take place at the offices of Robinson & Cole LLP, 666 3rd Avenue 20th Floor, New York, New York 10017, on a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in ARTICLE IX that are required to be satisfied prior to the Closing Date, or at such other place and time as the Company and the Parent Parties may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. The Merger shall be consummated immediately upon filing of a certificate of merger between Merger Sub and the Company with the Secretary of the State of Delaware (the “Certificate of Merger) and filing of the articles of merger (which shall contain the plan of merger), in the form and substance acceptable to the Parent Parties and the Company, together with other documents required by the DGCL with respect to Merger Sub and the Merger, or the Companies Act and the Laws of the British Virgin Islands) with the Registrar in accordance with the provisions of the Companies Act and the Laws of the British Virgin Islands with respect to the Company. The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as may be agreed by Parent Parties and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

2.3 Directors and Officers.

(a) Directors and Officers of the PubCo. Upon and immediately following the Effective Time, the PubCo’s board of directors shall consist of seven (7) directors, among which six (6) directors shall be nominated by the Company prior to the Effective Time, with at least three (3) directors being independent under Nasdaq rules and one (1) director shall be nominated by the Parent prior to the Effective Time. Upon the Effective Time, the executive officers of the Company shall automatically become the executive officers of the PubCo provided that each of them shall enter into the Personnel Agreement with the PubCo prior to the Effective Time.

(b) Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of Merger Sub shall resign and the board of directors and executive officers of the Surviving Corporation shall consist of directors and officers of the Company immediately prior to the Effective Time.

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the articles of merger (which shall contain the plan of merger) and the applicable provisions of DGCL, the Companies Act and Laws of the British Virgin Islands. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company set forth in this Agreement to be performed after the Effective Time.

2.5 Organization Documents of the Surviving Corporation and Parent.

(a) At the Effective Time by virtue of the Merger, the certificate of incorporation and the bylaws (if any) of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended and restated in its entities to be the Surviving Corporation Charter and the Surviving Corporation bylaws, respectively, until thereafter supplemented or amended in accordance with their terms and the DGCL.

(b) Immediately prior to the Closing, the certificate of incorporation and the bylaws of Parent shall be amended and restated in their entirety to be the PubCo charter and the PubCo bylaws, respectively, until thereafter supplemented or amended in accordance with their respective terms and the DGCL.

2.7 Stock Transfer Books. At the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Ordinary Shares on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Ordinary Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Ordinary Shares, except as otherwise provided in this Agreement or by Law.

2.8 Rights Not Transferable. The rights of each Company Shareholder as of immediately prior to the Effective Time are personal to such Company Shareholder and shall not be assignable or otherwise transferable for any reason (except (i) by operation of Law or (ii) in the case of a natural Person, by will or the Laws of descent and distribution). Any attempted transfer of such right by any Company Shareholder (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

2.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub and the Company, the officers and directors of Merger Sub and the Company immediately prior to the Effective Time are fully authorized in the name of their respective corporations as of the immediately prior to the Effective Time or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.10 Section 368 Reorganization. For U.S. federal income tax purposes, each of the parties intends that the Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a)(2)(D) of the Code and the Treasury Regulations promulgated thereunder to which each of Merger Sub and the Company is a party under Section 368(b) of the Code (the “Intended Tax Treatment”). The parties hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (ii) agree to file and retain such information as shall be required under Treasury Regulation Section 1.368-3, and (iii) agree to file all Tax and other informational returns on a basis consistent with the Intended Tax Treatment unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger for the Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify for the Intended Tax Treatment.

2.11 Transfers of Ownership. If any certificate for PubCo Common Shares is to be issued in a name other than that in which the Company Ordinary Share certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to PubCo or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of PubCo in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of PubCo or any agent designated by it that such tax has been paid or is not payable.

2.12 Dissenter’s Rights and Appraisal Rights. No person who has validly exercised their appraisal rights pursuant to Section 179 of the Companies Act shall be entitled to receive the equivalent number of the PubCo Common Shares with respect to the Company Dissenting Shares owned by such Company Dissenting Shareholder unless and until such Company Dissenting Shareholder shall have effectively withdrawn or lost his, her or its appraisal rights under the Companies Act. Each Company Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 179 of the Companies Act with respect to the Company Dissenting Shares owned by such Company Dissenting Shareholder. If the dissenter’s rights and appraisal rights issues are not resolved prior to the Merger, as of the Effective Time, the Company shall give PubCo (a) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to the Companies Act that are received by the Company relating to any Company Dissenting Shareholders’ rights of appraisal under Companies Act outstanding at the Closing and (b) PubCo shall have the right and opportunity to engage in if necessary, though not direct, all negotiations and proceedings with respect to demand for appraisal under the Companies Act, and to participate in and, following the consummation of the business combination, the PubCo shall direct all negotiations and proceedings with respect to such demands. After the Effective Time, the Surviving Corporation shall not, except with the prior written consent of PubCo, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle, or offer to compromise or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under the Companies Act, or agree or commit to do any of the foregoing, unless advised by British Virgin Islands counsel to do so or as required by applicable the Companies Act or the Law of the British Virgin Islands.

ARTICLE III
CONSIDERATION

3.1 Conversion of Shares.

(a) Conversion of Company Ordinary Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Company Shareholders, each Company Shareholder’s Company Ordinary Shares issued and outstanding immediately prior to the Effective Time (excluding Company Excluded Shares and Company Dissenting Shares) shall be canceled and automatically converted into (i) the right to receive, without interest, the applicable portion of the Closing Consideration Merger Shares as set forth in the Closing Consideration Spreadsheet in accordance with Section 3.4, and (ii) the contingent right to receive the applicable portion of the Earnout Shares, if, as and when payable in accordance with the provisions of Section 3.3. For avoidance of any doubt, each Company Shareholder will cease to have any rights with respect to such Company Shareholder’s Company Ordinary Shares, except the right to receive the Closing Per Share Merger Consideration and the Earnout Shares.

(b) Share Capital of the Company and the Surviving Corporation.

(i) at the Effective Time, each Company Ordinary Share issued and outstanding immediately prior to the Effective Time that is converted into the right to receive consideration as described in Section 3.1(a) shall no longer be outstanding and shall cease to exist, and each holder of the Company Ordinary Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive consideration as describe in Section 3.1(a).

(ii) at the Effective Time, by virtue of the Merger and without any action on the part of PubCo, each share of common stock, par value of $0.0001 per share of Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately following the Effective Time.

(c) Treatment of Certain Company Shares. At the Effective Time, all Company Ordinary Shares that are owned by the Company (as treasury shares or otherwise) or any of its direct or indirect Subsidiaries as of immediately prior to the Effective Time (collectively, the “Company Excluded Shares”) shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof.

(d) No Liability. Notwithstanding anything to the contrary in this Section 3.1 none of the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Surrender of Certificates. All securities issued upon the surrender of Company Ordinary Shares (other than the Company Excluded Shares and Company Dissenting Shares) in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of such Company Ordinary Shares shall also apply to the Closing Merger Consideration Shares so issued in exchange.

(f) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Ordinary Share shall have been lost, stolen or destroyed, PubCo shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof; provided, however, that PubCo may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PubCo with respect to the certificates alleged to have been lost, stolen or destroyed.

(g) Adjustments in Certain Circumstances. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding securities of the Company or the Parent shall occur (other than the issuance of additional shares of the Company or Parent or PubCo as permitted by this Agreement), including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, consolidation, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, then the Closing Merger Consideration Shares and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Parent, Merger Sub or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

3.2 Treatment of Company Options.

(a) Each outstanding Company Option immediately prior to the Effective Time, whether vested or unvested, shall be assumed by PubCo and automatically converted into an option to purchase PubCo Common Shares (a “Converted Stock Option”). Each Converted Stock Option will be subject to the terms and conditions set forth in the Equity Incentive Plan and shall contain substantially the same terms and conditions as were applicable under such Company Option and shall constitute the right to acquire the number of shares of PubCo Common Shares (rounded up to the nearest whole share), determined by multiplying the number of shares of Company Ordinary Shares subject to such Company Option as of immediately prior to the Effective Time by the Closing Exchange Ratio, at an exercise price per share of PubCo Common Shares (rounded down to the nearest whole cent) equal to (x) the exercise price per share of Company Ordinary Shares of such Company Option divided by (y) the Closing Exchange Ratio, in each case as set forth in the Closing Consideration Spreadsheet.

(b) PubCo shall take all corporate actions necessary to reserve for issuance a sufficient number of PubCo Common Shares for issuance and delivery in the aggregate upon exercise of all Converted Stock Options then outstanding.

(c) Prior to the Effective Time, Parent shall cause its stockholders to approve the Equity Incentive Plan and shall adopt such resolutions as are necessary to effect the treatment of the Converted Stock Options contemplated by this Section 3.2. At the Effective Time, PubCo shall adopt the Equity Incentive Plan and assume all obligations of the Company under the outstanding Company Options, and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, PubCo shall deliver to the holders of Converted Stock Options appropriate notices setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Stock Option shall continue in effect on the same terms and conditions.

3.3 Earnout Shares

(a) After the Closing, subject to the terms and conditions set forth herein, PubCo shall issue and each Company Shareholder shall have the right to receive its pro rata portion of the Earnout Shares in accordance with the Closing Consideration Spreadsheet, to be held in escrow pursuant to Section 3.3(b) below until released or forfeited and cancelled based on the performance of PubCo if the requirements as set forth in this Section 3.3 are achieved.

(b) At or prior to the Merger, Parent, a representative that is duly appointed by the Company Shareholders as their representative (the “Shareholder Representative”) and an escrow agent reasonably acceptable to the Company and Parent (the “Escrow Agent”) shall enter into an escrow agreement, effective as of the Effective Time (the “Escrow Agreement”), pursuant to which, at the Effective Time, PubCo shall cause the Company Shareholders to deposit with the Escrow Agent the Earnout Shares in a segregated escrow account (the “Earnout Escrow Account”), by book entry or otherwise, to be disbursed therefrom in accordance with this Agreement and the Escrow Agreement. The Earnout Shares will be issued in the name of the relevant Company Shareholder and remain as issued and outstanding on PubCo’s balance sheet and register of members and will be legally outstanding under the DGCL. Any dividends, distributions or other income paid on or otherwise accruing to the Earnout Shares shall be distributed by the Escrow Agent for payment to the Company Shareholders on a current basis. While the Earnout Shares are held in the Earnout Escrow Account, the Company Shareholders, as the registered shareholder, shall be entitled to vote all Earnout Shares.

(c) The Earnout Shares shall be released or otherwise forfeited as follows:

(i) an aggregate of 5,000,000 Earnout Shares (the “Tranche 1 Earnout Shares”) will be vested, if and only if, on the occurrence that the amount of sales/revenues of PubCo for any of the fiscal years (such fiscal year is referred as “Tranche 1 Fiscal Year”) ending from December 31, 2023 to December 31, 2025 is no less than US$42,200,000 as evidenced by the audited financial statements of PubCo prepared in accordance with U.S. GAAP for the Tranche 1 Fiscal Year that is contained in an annual report on Form 10-K filed by PubCo with the SEC (the “Tranche 1 Annual Report”).

(ii) an aggregate of 15,000,000 Earnout Shares (the “Tranche 2 Earnout Shares”) will be vested, if and only if, on the occurrence that the amount of sales/revenues of PubCo for any of the fiscal years (such fiscal year is referred as “Tranche 2 Fiscal Year”) ending from December 31, 2023 to December 31, 2026 is no less than US$415,000,000 as evidenced by the audited financial statements of PubCo prepared in accordance with U.S. GAAP for the Tranche 2 Fiscal Year that is contained in an annual report on Form 10-K filed by PubCo with the SEC (the “Tranche 2 Annual Report”).

(iii) Once the Tranche 1 Earnout Shares or Tranche 2 Earnout Shares become vested, within 5 business days of filing of the Tranche 1 Annual Report or Tranche 2 Annual Report, PubCo shall instruct the Escrow Agent to irrevocably and unconditionally release the vested tranche of Earnout Shares from the Escrow Account in accordance this Section 3.3(c)(i) and Section 3.3(c)(ii) and the Escrow Agreement to the Company Shareholders with their respective portion as set forth in the Closing Consideration Spreadsheet. Each tranche of Earnout Shares may be released only once, but more than one tranche can be released in any year in accordance with this Section 3.3(c)(i) and Section 3.3(c)(ii) and the Escrow Agreement.

(iv) If any portion of the Earnout Shares does not become vested pursuant to the terms of this Agreement, (A) with respect to the Tranche 1 Earnout Shares, within five (5) business days upon filing of Tranche 1 Annual Report and (B) with respect to the Tranche 2 Earnout Shares, within five (5) business days upon filing of Tranche 2 Annual Report, the Shareholder Representative shall execute the Irrevocable Surrender of Shares in the form satisfactory to the Shareholder Representative and PubCo with respect to such unvested portion of the Earnout Shares, and surrender such portion of the Earnout Shares to PubCo without consideration. PubCo shall instruct the Escrow Agent to irrevocably and unconditionally release the surrendered portion of the Earnout Shares from the Earnout Escrow Account to PubCo, and PubCo shall cancel such surrendered portion of the Earnout Shares. Earnout Shares that are surrendered for cancellation shall cease to be outstanding and shall automatically be cancelled and cease to exist as a matter of DGCL.

3.4 Closing Consideration Spreadsheet.

(a) At least ten (10) Business Days prior to the Closing, the Company shall deliver to Parent a spreadsheet (as finalized pursuant to this Section 3.4, the “Closing Consideration Spreadsheet”), prepared by the Company in good faith in accordance with this Agreement and setting forth the following, in each case, as of immediately prior to the Effective Time, based, when relevant, on assumptions reasonably acceptable to Parent which are described in detail in the Closing Consideration Spreadsheet:

(i) the name and address of record of each Company Shareholder and the number and class, type or series of shares of Company Ordinary Shares held by each;

(ii) the names of record of each holder of Vested Company Options, and the exercise price, number of shares of Company Ordinary Shares subject to each Vested Option held by it;

(iii) the names of record of each holder of Unvested Company Options, and the exercise price, number of shares of Company Ordinary Shares subject to each such Unvested Company Option held by it and vesting arrangements with respect to each such Unvested Company Option (including the vesting schedule, vesting commencement date, date fully vested);

(iv) the number of Fully Diluted Company Shares;

(v) the aggregate number of Option Shares;

(vi) detailed calculations of each of the following (in each case, determined without regard to withholding):

(1) the portion of Closing Merger Consideration Shares and Earnout Shares (to be held in escrow) payable to each named Company Shareholder for each share of Company Ordinary Shares held by it;

(2) the Closing Exchange Ratio;

(3) for each Converted Stock Option, the exercise price therefor and the number of shares of PubCo Common Shares subject to such Converted Stock Option and whether such Converted Stock Option constitutes a Vested Company Option or Unvested Company Option; and

(4) the aggregate number of shares of PubCo Common Shares issuable upon exercise of all the Converted Stock Options.

(vii) any explanatory or supporting information, including calculations, as Parent may reasonably request.

(b) The contents of the Closing Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Parent, and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Closing Consideration Spreadsheet. Under no circumstances shall Parent or Merger Sub be responsible for the calculations or the determinations regarding such calculations in the Closing Consideration Spreadsheet and the parties agree that Parent and Merger Sub shall be entitled to rely on the Closing Consideration Spreadsheet in making payments under this ARTICLE III.

(c) For the purpose of clarification, nothing contained in this Section 3.4 or in the Closing Consideration Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 6.1(a) to obtain Parent’s prior consent to the issuance of any securities; or (ii) alter or amend the definition of the Closing Merger Consideration Shares.

3.5 Withholding. PubCo and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted, withheld and timely paid over to the appropriate Taxing Authority in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, PubCo shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Parent Parties simultaneously with the execution of this Agreement (the “Schedules” and each a “Schedule”), the Company hereby represents and warrants to the Parent Parties that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and shall be as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to a particular schedule shall be deemed to be an exception to the representations and warranties of the relevant part(ies) that are contained in the corresponding section of this Agreement only; provided that where it is readily apparent on the face of a disclosure under a particular schedule that such disclosure is, or may be reasonably determined to be, relevant to the matters described under any other sections of this Agreement, such disclosure may also be deemed to be relevant to such other sections. For the avoidance of doubt, unless the context otherwise required, the below representations and warranties relate to the Company on a consolidated basis with its Subsidiaries.

4.1 Corporate Existence and Power. The Company is a company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands, and each of its Subsidiaries is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. Each member of the Company Group has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. Each member of the Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Schedule 4.1 lists all jurisdictions in which a member of the Company Group is qualified to conduct business as a foreign corporation or other entity. The principal business operations of the Company and the Company Subsidiary, taken as a whole, are not located in People’s Republic of China (including special administrative regions of Hong Kong and Macau).

4.2 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby (subject to receipt of the Company Shareholder Written Resolution evidencing the Requisite Company Shareholder Vote). This Agreement and all Additional Agreements to which the Company is or shall be a party have been duly authorized by all necessary action on the part of the Board of Directors of the Company, and, upon obtaining of the Requisite Company Shareholder Vote, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement or the Additional Agreements. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms to which it is a party.

4.3 Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority other than the filing of the plan of merger and other related documents required by the Laws of the British Virgin Islands, except for SEC or Nasdaq approval required to consummate the transactions contemplated hereunder.

4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of any member of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to any member of the Company Group, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of any member of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which any member of the Company Group is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon any member of the Company Group or by which any of the Company Ordinary Shares or any of the assets of any member of the Company Group is or may be bound, (c) result in the creation or imposition of any Lien on any of the Company Ordinary Shares, (d) cause a loss of any material benefit relating to the Business to which any member of the Company Group is or may be entitled under any provision of any Permit or Contract binding upon any member of the Company Group, or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the material assets of any member of the Company Group, except, in the cases of (a) to (e), for any contravention or conflicts that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

4.5 Finders’ Fees. Except for the ARC Group, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or their Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

4.6 Capitalization.

(a) The Company is authorized to issue a maximum of 1,000,000,000 ordinary shares of a par value of US$0.0001each, of which 291,966,215 are issued and outstanding as of the date hereof. All of the issued and outstanding Company Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. As of the date hereof, all of the issued and outstanding Company Ordinary Shares are owned legally and beneficially by the Persons set forth on Part 1 of Schedule 4.6(a), and immediately prior to the Closing, all of the issued and outstanding Company Ordinary Shares will be owned legally and beneficially by the Persons set forth on Part 2 of Schedule 4.6(a). Except for the Company Ordinary Shares, no other class in the share capital of the Company is authorized or issued or outstanding.

(b) Except as set forth on Schedule 4.5(b), there are no (a) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any share of the Company; (b) to the Knowledge of the Company, agreements with respect to any of the Company Ordinary Shares, including any voting trust, other voting agreement or proxy with respect thereto; or (c) disputes, controversies, demands or claims as to any Company Ordinary Shares.

4.7 Subsidiaries. Schedule 4.7 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. Other than as set forth on Schedule 4.7, (i) all of the outstanding Equity Securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests or convertible equity interests in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for the equity interests of the Subsidiaries listed on Schedule 4.7, the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) except as set forth on Schedule 4.7, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.8 Organizational Documents. Copies of the Organizational Documents of the Company and each Subsidiary have heretofore been made available to the Parent Parties, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any Subsidiary has taken any action in violation or derogation of its Organizational Documents.

4.9 Corporate Records. All proceedings of the Company’s and each Subsidiary’s board of directors occurring since their respective dates of inception, including committees thereof, and all resolutions or consents to actions taken thereby, are maintained in the ordinary course consistent with past practice. The register of members or shareholders or the equivalent documents of the Company and of each Subsidiary are complete and accurate. The register of members or shareholders or the equivalent documents and minute book records of the Company and of each Subsidiary relating to all issuances and transfers of stock or shares, or material assets by the Company and each such Subsidiary, and all proceedings of the board of directors, including committees thereof, and shareholders since the date of inception of the Company and each Subsidiary, have been made available to the Parent Parties, and are true, correct and complete copies of the original register of members or the equivalent documents and minute book records of the Company or the Subsidiary, as applicable.

4.10 Assumed Names. Schedule 4.10 is a complete and correct list of all assumed or “doing business as” names currently or previously used by any member of the Company Group, including names on any websites. None of the Company or any Subsidiary has used any assumed or “doing business as” name other than the names listed on Schedule 4.10 to conduct the Business.

4.11 Consents. No Contracts binding upon any member of the Company Group or by which any of the Company Ordinary Share, or any of the assets of any member of the Company Group are bound, require a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby.

4.12 Financial Statements.

(a) Attached hereto as Schedule 4.12 are true, complete and correct copies of (a) the audited consolidated balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, including the notes thereto, for the fiscal years ended December 31, 2021 and 2022 (collectively, the “2021-2022 Annual Financial Statements”) and (b) the reviewed, consolidated balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, including the notes thereto, for the six (6) month periods ended on or about June 30, 2023 (the “Interim Financial Statements (June 30, 2023)” and, together with the 2021-2022 Annual Financial Statements, the “Financial Statements”).

(b) The Financial Statements are complete and accurate and fairly present in all material respects, in conformity with its applicable accounting standards applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and in accordance with PCAOB requirements for public companies. The Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis in accordance with its applicable accounting standards consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against on the Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since December 31, 2022, there are no material Liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company. All material debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on the Financial Statements are included therein.

(d) The Financial Statements accurately reflects in all material respects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth on Schedule 4.12, the Company does not have any material Indebtedness.

4.13 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to the Parent Parties by or on behalf of any member of the Company Group are accurate, complete, and authentic. The Books and Records have been properly and accurately kept and accurately and fairly, in all material respects, reflect the transactions and dispositions of assets of and the providing of services by the Company and each Subsidiary. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to each member of the Company Group:

(a) transactions are executed only in accordance with management’s authorizations in all material respects;

(b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Company’s and such member of the Company Group’s historical practices and to maintain asset accountability in all material respects;

(c) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP;

(d) access to assets is permitted only in accordance with management’s authorization;

(e) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

(f) all accounts, books and ledgers of each member of the Company Group have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

4.14 Absence of Certain Changes. Since January 1, 2023, except as set forth on Schedule 4.14 or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) each member of the Company Group has conducted the Business in the ordinary course consistent with past practices; (b) there has not been any Material Adverse Effect; and (c) no member of the Company Group has taken any action and no event has occurred which would have violated the covenants of the Company set forth in this Agreement if such action had been taken or such event had occurred between the date hereof and the Closing Date.

4.15 Properties; Title to Assets.

(a) The Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto; and all of the Tangible Personal Property is in the control of the Company.

(b) Each member of the Company Group has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Financial Statements or acquired after January 1, 2023, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No such asset is subject to any Liens other than Permitted Liens. The assets of the Company Group constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.16 Litigation. Except as set forth on Schedule 4.16, (a) there is no Action (or any basis therefor) pending against, or to the Knowledge of the Company threatened against or affecting, any member of the Company Group, any of their officers or directors, or the Business before any court, Governmental Authority, any Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements; (b) there are no outstanding judgments against any member of the Company Group that would reasonably to be expected to affect the ability of the Company to enter into and perform its obligations under this Agreement; and (c) neither the Company nor any Subsidiary is, or has been, subject to any Proceeding with any Governmental Authority or any Authority.

4.17 Contracts.

(a) Schedule 4.17 lists all Contracts, oral or written (collectively, the “Material Contracts”) to which any member of the Company Group is a party and which are currently in effect and constitute the following (if and to the extent applicable):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $50,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $50,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which any member of the Company Group (A) has continuing obligations for payment of annual compensation of at least $75,000 (other than for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of any member of the Company Group;

(iv) all Contracts related to joint ventures, strategic alliances, partnerships, relationships for joint marketing or joint development with another Person;

(v) all Contracts relating to any acquisitions or dispositions of assets by the Company in excess of $50,000;

(vi) all Contracts for licensing agreements, including Contracts licensing Intellectual Property Rights, other than (A) “shrink wrap” licenses, and (B) non-exclusive licenses granted in the ordinary course of business;

(vii) Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party any Owned Intellectual Property, or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by any member of the Company Group, with a dollar value individually not in excess of $50,000, (2) any Contract related to open source software, or (3) any Contract under which any member of the Company Group licenses any of its Intellectual Property in the Ordinary Course, and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

(viii) all Contracts relating to secrecy, confidentiality and nondisclosure agreements substantially limiting the freedom of any member of the Company Group to compete in any line of business or with any Person or in any geographic area;

(ix) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of any member of the Company Group;

(x) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by any member of the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xi) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(xii) any Contract relating to the voting or control of the equity interests any member of the Company Group or the election of directors of any member of the Company Group (other than the Organizational Documents of the members of the Company Group);

(xiii) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements;

(xiv) all Contracts with or pertaining to any member of the Company Group to which any Company Shareholder or any Affiliate thereof is a party;

(xv) all Contracts relating to material property or assets (whether real or personal, tangible or intangible) in which any member of the Company Group holds a leasehold interest (including the Leases);

(xvi) all Contracts with a digital asset exchange or over-the-counter trading desk; all Intellectual Property contracts (the “IP Contracts”), separately identifying all such IP Contracts under which any member of the Company Group is obligated to pay royalties thereunder and all such IP Contracts under which any member of the Company Group is entitled to receive royalties thereunder;

(xvii) all Contracts relating to power or energy supply in connection with the mining data centers owned or otherwise controlled by the Company or any Subsidiary;

(xviii) any Contract with any Governmental Authority;

(xix) any Contract relating to or in connection with any resolution or settlement of any actual or threatened Action in excess of $25,000;

(xx) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of any member of the Company Group will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement; and

(xxi) any Contract relating to any pending merger, equity acquisition or disposition, or any purchase or sale of all or substantially all the assets of any Person.

(b) (i) Each Material Contract is a valid and binding agreement, and is in full force and effect, and neither any member of the Company Group nor, to the Company’s Knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, (ii) no member of the Company Group has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the assets of any member of the Company Group, (iii) no Contract (A) requires any member of the Company Group to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to any Parent Party or any of its Affiliates. The Company previously provided to the Parent Parties true and correct fully executed copies of each written Material Contract.

(c) None of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of any member of the Company Group or to a loss of any material benefit to which any member of the Company Group is entitled under any provision of any Material Contract.

(d) Each member of the Company Group is in compliance with all material covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

4.18 Licenses and Permits. Schedule 4.18 correctly lists each license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Governmental Authority issuing the same (the “Permits”). The Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, each member of the Company Group has all Permits necessary to operate the Business.

4.19 Compliance with Laws.

(a) Neither the Company or any other member of the Company Group nor, to the Knowledge of the Company, any representative or other Person acting on behalf of the Company or any other member of the Company Group, is in violation in any material respect of, and, no such Person has failed to be in compliance in all respects with, all applicable Laws and Orders. Since formation of the Company, (i) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by any member of the Company Group of, or failure on the part of any member of the Company Group to comply with, or any liability suffered or incurred by any member of the Company Group in respect of any violation of or material noncompliance with, any Laws or policies by any Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (ii) no Action by any Governmental Authority is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance by any member of the Company Group. No member of the Company Group has been threatened in writing or, to the Company’s Knowledge, orally to be charged with, or given written or, to the Company’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Governmental Authority. Without limiting the generality of the foregoing, each member of the Company Group is, and since the Company Formation Date, has been, in compliance in all material respects with: (i) every Law applicable to such member of the Company Group due to the specific nature of the Business, including Data Protection Laws; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to such member of the Company Group; and (iii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. No member of the Company Group has been threatened or charged in writing (or to the Company’s Knowledge, orally) with or given written (or to the Company’s Knowledge, oral) notice of any violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence by any Governmental Authority and, to the Company’s Knowledge, no member of the Company Group is under any investigations with respect to any such Law.

(b) Neither the Company or any other member of the Company Group nor, to the Knowledge of the Company, any representative or other Person acting on behalf of any member of the Company Group is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(c) Schedule 4.19(c) sets forth all potential politically exposed persons related to the Company as defined by the Financial Action Task Force on Money Laundering (FATF).

4.20 Intellectual Property.

(a) Schedule 4.20 sets forth a true, accurate and complete (in all material respects) list of all (i) issued patents and pending patent applications, (ii) trademark registrations, pending trademark applications and material unregistered trademarks, (iii) registered copyrights, pending copyright applications and material unregistered copyrights, (iv) internet domain name registrations, and (v) social media handles, in each case that are owned or purported to be owned by the Company or any of its Subsidiaries (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”). Schedule 4.20 accurately specifies as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identifying details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Scheduled Intellectual Property has been issued, registered, or in which an application for such issuance or registration has been filed.

(b) All of the registrations, applications, and issuance within the Scheduled Intellectual Property are subsisting, in full force and effect, and to the Knowledge of the Company, all such registrations and issuances within the Scheduled Intellectual Property are valid and enforceable. All registration, maintenance and renewal fees currently due in the next ninety (90) days in connection with any Owned Intellectual Property have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company’s or any Subsidiary’s ownership or interests therein.

(c) Except for any licenses granted to Owned Intellectual Property, the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. The Owned Intellectual Property that is licensed to any customer pursuant to a Contract is subsisting and, to the Knowledge of the Company, valid and enforceable. (i) No Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) neither the Company nor any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property. To the Knowledge of the Company, no Proceedings described in this clause (c) are or have been threatened in writing.

(d) The Company or its Subsidiaries owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable rights to use all Intellectual Property currently used in or necessary for the operation of its Business as currently conducted. The Company and each of its Subsidiaries is in compliance with all material contractual obligations in a Contract set forth on Schedule 4.17(a)(vi), (vii), (ix) and (xvi) and to the Knowledge of the Company is in compliance with all material contractual obligations in all applicable Contracts involving Intellectual Property. The consummation of the transaction contemplated hereby will not, by itself, directly and immediately materially impair any rights of the Company or any of its Subsidiaries to any Owned Intellectual Property or any licensed Intellectual Property.

(e) The conduct of the business of the Company, including its Subsidiaries, as is currently conducted or conducted since the Company Formation Date, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person in any material respect. Schedule 4.20(e) sets forth a true, accurate, and complete list of all Proceedings that are pending in which it is alleged that the Company or any of its Subsidiaries is infringing, misappropriating, or violating the Intellectual Property of any Person.

(f) To the Knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property.

(g) Each current and former officer, employee agent, consultant and/or contractor of the Company or any of its Subsidiaries who in the regular course of such Person’s employment or engagement with the Company or Subsidiary would reasonably be expected to create or contribute to the creation of Owned Intellectual Property, has executed a written, valid and enforceable assignment or similar agreement with the Company or Subsidiary containing a present assignment to the Company or Subsidiary all right, title, and interest in and to such Owned Intellectual Property (or has such obligations by operation of Law). To the extent any such agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor (i) is using such excluded Intellectual Property in the operation of the Business; or (ii) excluded Intellectual Property that is necessary for the Business. To the Knowledge of the Company, no employee, agent, consultant or contractor of the Company Group is or has been in violation of any term of any agreement described in this clause (g). No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(h) The Company and each of its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, all material non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any material trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or Subsidiary.

(i) The Company and its Subsidiaries have established and implemented, and, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. The Company and its Subsidiaries maintain security controls for all material information technology systems owned by the Company and/or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”) that are designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person, and to otherwise maintain and protect the integrity, operation and security of such Computer Systems and all information (including Sensitive Data) stored thereon or transmitted thereby. Since the Company Formation Date, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems). The Computer Systems are sufficient in all material respects for the current operations of the Company and its Subsidiaries.

(j) The Company and its Subsidiaries have in place policies (including a privacy policy), rules, and procedures (the “Privacy Policy”) regarding the Company’s and its Subsidiaries’ collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ Personal Data. The Company and its Subsidiaries have materially complied with the Privacy Policy and all applicable Privacy Laws including without limitation Laws regarding the collection, use, storage and transfer of Personal Data.

(k) The Company has implemented and maintains, and has used commercially reasonable efforts to ensure that all providers of information technology services to the Company that involve or relate to the collection, storage, processing or transmission of sensitive information, including Personal Data (the “IT Providers”), have implemented and maintain: (i) commercially reasonable administrative, technical, and physical safeguards designed to prevent the loss, alteration, or destruction of, or unauthorized access to or disclosure of, sensitive information, including Personal Data and (ii) a security plan that is designed to (A) identify internal and external risks to the security of confidential information, including Personal Data, maintained by, or provided to, the Company; (B) implement, monitor and provide adequate and effective administrative, electronic and physical safeguards to control such risk; and (C) maintain notification procedures in compliance with applicable Laws in the case of any breach of security with respect to sensitive information, including Personal Data.

(l) No Actions are pending or threatened in writing against the Company and/or its Subsidiaries relating to the collection, use, dissemination, storage and protection of Personal Data. To the Knowledge of the Company, there are no grounds for such an Action to be alleged.

(m) Except as set forth in Schedule 4.20(m), none of the tangible embodiments of Owned Intellectual Property (including software) is currently or was in the past distributed or used by the Company with any open source Software in a manner that requires that any of the Owned Intellectual Property (in whole or in part) or tangible embodiments thereof be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered. Schedule 4.20(m) further identifies the open source Software with which such tangible embodiments identified pursuant to the previous sentence were distributed or used, and the manner of such distribution or use, the license under which such use occurred, and how such open source Software was integrated or combined with or linked to any such tangible embodiments.

(n) The Company is in actual possession and control of the source code of the software within the Owned Intellectual Property and all related documentation, specifications and know-how. No Person other than the Company and its employees and contractors (i) has a right to access or possess any source code of the software within the Owned Intellectual Property, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement.

(o) Schedule 4.20(o): (i) identifies each standards-setting organization, university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Body”); and (ii) sets forth a listing and description of the membership agreements and other Contracts, bylaws, policies, rules and similar materials relating to such Standards Bodies, to which Company is bound (collectively, “Standards Agreements”). True, complete and correct copies of all Standards Agreements have been delivered to the Parent Parties. Neither the Company nor any Subsidiaries is not bound by, and has not agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any Standards Body other than the Standards Agreements. Neither the Company nor any Subsidiaries is bound by and has not agreed to be bound by any Contract, bylaw, policy or rule of any entity, including any Standards Body, that requires or purports to require Company to contribute, disclose or license any Intellectual Property to such Standards Body or its other members. The Company has not made any written Patent disclosures to any Standards Body. The Company is in material compliance with all Standards Agreements. The Company is not engaged in any material dispute with any Standards Body with respect to any Intellectual Property or with any third Persons with respect to Company’s conduct with respect to any Standards Body.

4.21 Customers and Suppliers.

(a) Schedule 4.21(a) sets forth a list of the Company’s ten (10) largest customers and the ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company’s 2021 and 2022 fiscal year and for the first seven (7) months of the Company’s 2023 fiscal year, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, during each such period, each on a consolidate bases.

(b) No customer or supplier listed on Schedule 4.21(a) has (i) terminated its relationship with any member of the Company Group, (ii) materially reduced its business with any member of the Company Group or materially and adversely modified its relationship with any member of the Company Group, (iii) notified any member of the Company Group in writing of its intention to take any such action, or (iv) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

4.22 Accounts Receivable and Payable; Loans.

(a) All accounts receivables and notes of any member of the Company Group reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by any member of the Company Group in the ordinary course of business consistent with past practice. The accounts payable of any member of the Company Group reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) There is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect. To the Company’s Knowledge, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c) Except as set forth in Schedule 4.22, no member of the Company Group is indebted to any of Affiliate thereof and no Affiliates of the Company are indebted to any member of the Company Group. The information set forth on Schedule 4.22(c) separately identifies any and all accounts receivable or notes of any member of the Company Group which are owed by any Affiliate of a member of the Company Group as of July 31, 2023. Except as set forth on Schedule 4.22(c), no member of the Company Group is indebted to any of its Affiliates and no Affiliates of the Company are indebted to any member of the Company Group.

4.23 Pre-payments. No member of the Company Group has received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.24 Employees; Employee Benefits.

(a) Schedule 4.24(a) sets forth a true, correct and complete list of each those employees designated by the Company as key personnel of the Company and/or its Subsidiaries, setting forth the name, title, current base salary or hourly rate for each such person, along with total compensation (including bonuses and commissions) paid to each such person for the fiscal years ended December 31, 2021 and 2022.

(b) Neither the Company nor any Subsidiary is a party to or subject to any collective bargaining agreement, non-competition agreement restricting the activities of any member of the Company Group, or any similar agreement, and there has been no activity or Proceeding by a labor union or representative thereof to organize any employees of any member of the Company Group. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company and/or any Subsidiary, threatened against the Company and/or any Subsidiary. Further, neither the Company nor any Subsidiary has ever experienced any strike, material slowdown, material work stoppage or lockout by or with respect to its employees.

(c) There are no pending or, to the Knowledge of the Company and/or any Subsidiary, threatened claims or Proceedings against the Company or any Subsidiary under any worker’s compensation policy or long-term disability policy.

(d) Schedule 4.24(d) sets forth an accurate and complete list of all material Company and Subsidiary “Benefit Arrangements.” For purposes of this Agreement, “Benefit Arrangements” means all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and any other plan providing for non-discretionary bonus, commission or incentive compensation, profit sharing, equity, phantom stock, pension, severance, savings, deferred compensation, fringe benefit, insurance, retirement, welfare, post-retirement health or welfare benefit, health insurance, life insurance, stock option, stock purchase, stock appreciation right, restricted stock, company car, scholarship, relocation, disability insurance, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, executive compensation, payroll practices, retention, change in control, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by any member of the Company Group on behalf of any employee, officer, director, consultant or other service provider of any member of the Company Group or under which any member of the Company Group has any Liability, or any understanding between the Company or any Subsidiary and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally.

(e) With respect to each Benefit Arrangement, the Company has made available to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or opinion letter received by any member of the Company Group from the IRS regarding the tax-qualified status of such Benefit Arrangement and (vi) the most recent written results of all required compliance testing.

(f) With respect to each Benefit Arrangement, (i) each Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of ERISA, the Code and other applicable Law; (ii) there are no pending or threatened actions, claims or lawsuits against or relating to the Benefit Arrangement or against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) each Benefit Arrangement intended to be qualified under Section 401(a) of the Code has received a favorable determination, or may rely upon a favorable opinion letter, from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter with respect to the operation of such Benefit Arrangement which could cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code; (iv) no such Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; (v) all payments required to be made by any member of the Company Group under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law and U.S. GAAP, in each case, in all material respects; and (vi) there are no facts or circumstances that would be reasonably likely to subject the Company or any Subsidiary to any assessable payment under Section 4980H of the Code with respect to any period prior to the Closing Date.

(g) No Benefit Arrangement is, and none of the Company, any Subsidiary, any corporation, trade, business, or entity that would be deemed a “single employer” with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”), or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any Liability with respect to any plan subject to Section 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), a “multiple employer plan” (as defined in Section 413 of the Code), a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or Section 413(c) of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. No event has occurred and no condition exists that would subject any member of the Company Group by reason of its affiliation with any current or former ERISA Affiliate to any material (i) Tax, penalty, fine, (ii) Lien or (iii) other Liability imposed by ERISA, the Code or other applicable Laws. None of the Benefit Arrangements provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, or any other applicable Law, or at the expense of the participant or the participant’s beneficiary.

(h) Neither the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is a party nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of any member of the Company Group; (ii) limit or restrict the right of any member of the Company Group to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

(i) Neither the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is a party nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) on account of the transactions contemplated by this Agreement. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from any member of the Company Group as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(j) Each Benefit Arrangement that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is, in all material respects, in documentary compliance with, and has in all material respects been administered in compliance with, Section 409A of the Code.

(k) With respect to any Benefit Arrangement that is subject to the Laws or applicable customs or rules of relevant jurisdictions other than the United States (each, a “Foreign Arrangement” ): (i) each Foreign Arrangement is in compliance in all material respects with the applicable provisions of Law and regulations regarding employee benefits, mandatory contributions and retirement plans of each jurisdiction in which each such Foreign Arrangement is maintained, to the extent those Laws are applicable to such Foreign Arrangement; (ii) each Foreign Arrangement has been administered at all times and in all material respects in accordance with its terms; (iii) there are no pending investigations by any Governmental Authority involving any Foreign Arrangement, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Arrangements), suits or proceedings against any Foreign Arrangement or asserting any rights or claims to benefits under any Foreign Arrangement; (iv) the transactions contemplated by this Agreement, by themselves or in conjunction with any other transactions, will not create or otherwise result in any material liability, accelerated payment or any enhanced benefits with respect to any Foreign Arrangement; and (v) all Liabilities with respect to each Foreign Arrangement have been funded in accordance with the terms of such Foreign Arrangement and have been properly reflected in the financial statements of the Company.

4.25 Employment Matters.

(a) Schedule 4.25(a) sets forth a true and complete list of (i) the form of employment agreement and if applicable, commission agreement (the “Labor Agreements”), and (ii) each employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company or any Subsidiary now in effect or under which the Company or any Subsidiary has any obligation, or any understanding between the Company or any Subsidiary and any employee concerning the terms of such employee’s employment that does not apply to the Company’s employees generally. The Company has previously delivered to the Parent Parties true and complete copies of such forms of the Labor Agreements and each generally applicable employee handbook or policy statement of any member of the Company Group.

(b) Except as set forth on Schedule 4.25(b) or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(i) to the Knowledge of the Company and/or any Subsidiary, no current employee of the Company or any Subsidiary, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) there is no pending representation question or union organizing activity respecting employees of the Company or any Subsidiary.

(iii) there is no material unfair labor practice charge or complaint pending or, to the Knowledge of the Company or any Subsidiary, threatened before any applicable Authority relating to employees the Company or any Subsidiary.

(c) Neither the Company or any Subsidiary has engaged in, and is not currently contemplating, any location closing, employee layoff, or relocation activities that would reasonably be expected to trigger the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation.

(d) The Company and each Subsidiary has been and is currently in compliance with all applicable Laws relating to employment or labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, equal employment opportunity, anti-discrimination, anti-harassment (including, but not limited to sexual harassment), anti-retaliation, immigration, leaves, disability rights or benefits, reasonable accommodation, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, workers’ compensation, pay equity, restrictive covenants, child labor, whistleblower rights, classification of employees and independent contractors, meal and rest breaks, business expenses, and the collection and payment of withholding or social security Taxes.

(e) No audits have been conducted, or are currently being conducted, or, to the Knowledge of the Company and/or any Subsidiary, are threatened to be conducted by any Governmental Authority with respect to applicable Laws regarding employment or labor.

(f) Except as set forth on Schedule 4.16, there is no, and there has been no, written notice provided to the Company or any Subsidiary of any pending or, to the Knowledge of the Company or any Subsidiary, threatened claim or litigation relating to, or any complaint or allegation of, any violation of applicable Laws relating to employment or labor, including but not limited those set forth above in Section 4.24(d), against the Company or any Subsidiary that remains pending; nor is there any pending obligation for the Company or any Subsidiary under any settlement or out-of-court or pre-litigation arrangement relating to such matters.

(g) Except as set forth on Schedule 4.25(g): (i) the Company and each Subsidiary has complied with all Laws relating to the verification of identity and employment authorization of individuals employed in the United States, and neither the Company nor any Subsidiary currently employs, or has employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed; and (ii) no audit by any Governmental Authority is currently being conducted, pending or, to the Knowledge of the Company and/or any Subsidiary, threatened to be conducted in respect to any foreign workers employed by the Company and/or any Subsidiary.

(h) Except as set forth on Schedule 4.25(h): (i) the employment of each employee of the Company and its Subsidiaries is terminable at will without any penalty or severance obligation; and (ii) no key personnel or officer of the Company or any Subsidiary has given written notice of their definite intent to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any of the foregoing.

(i) Except as set forth on Schedule 4.25(i): (i) each current and former employee and officer, and where appropriate, each independent contractor and consultant, of the Company or any Subsidiary has executed a form of proprietary information and/or inventions agreement or similar agreement; (ii) to the Knowledge of the Company and/or any Subsidiary, no current or former employees, officers or consultants are or have been, as the case may be, in violation thereof in any material respect; and (iii) other than with respect to exclusions previously accepted by the Company or any Subsidiary involving works or inventions unrelated to the business of Company or any Subsidiary or that are otherwise immaterial, no current or former employee, officer or independent contractor of the Company Group has disclosed excluded works or inventions, made prior to his or her employment or independent contractor relationship with the Company or any Subsidiary, from his, her or its assignment of inventions pursuant to such employee, officer or independent contractor’s proprietary information and inventions agreement.

(j) Except as set forth on Schedule 4.25(j): (i) with regard to any individual who performs or performed services for the Company or any Subsidiary and who is not treated as an employee for Tax purposes by the Company or Subsidiary, the Company or Subsidiary has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Plan purposes, and neither the Company nor any Subsidiary has any material Liability by reason of any individual who performs or performed services for any of them, in any capacity, being improperly excluded from participating in any plan; and (ii) each individual engaged by Company or any Subsidiary as an independent contractor or consultant is, and has been, properly classified by the Company or Subsidiary as an independent contractor, and neither the Company nor any Subsidiary has received any notice from any Governmental Authority or Person disputing such classification.

(k) Except as set forth on Schedule 4.25(k): (i) the Company and/or any of its Subsidiaries has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence written claims relating to current and/or former employees of the Company or any Subsidiary or third-parties who interacted with current and/or former employees of the Company or any Subsidiary; (ii) with respect to each such written claim with potential merit, the Company and/or each Subsidiary has taken corrective action; and (iii) no allegations of sexual harassment have been made to the Company or any Subsidiary against any individual in his or her capacity as director or an executive officer of the Company Group.

(l) Except as set forth on Schedule 4.25(l): (i) the Company and each Subsidiary has complied in all material respects with all applicable Laws regarding the COVID-19 pandemic, including all applicable federal, state and local Orders issued by any Governmental Authority (whether in the United States or any other jurisdiction) regarding shelters-in-place, or similar Orders in effect as of the date hereof and have taken appropriate precautions regarding its employees; (ii) the Company and each Subsidiary has promptly and thoroughly investigated all occupational safety and health complaints, issues, or inquiries related to the COVID-19 pandemic; and (iii) with respect to each material occupational safety and health complaint, issue, or inquiry related to the COVID-19 pandemic, the Company and each Subsidiary has taken prompt corrective action that is reasonably calculated to prevent the spread of COVID-19 within the Company and each Subsidiary’s workplace.

(m) Except as set forth on Schedule 4.25(m): (i) as of the date hereof, there have been no material audits by any Governmental Authority, nor have there been any charges, fines, or penalties, including those pending or threatened, under any applicable federal, state or local occupational safety and health Law and Orders (collectively, “OSHA”) against the Company or any Subsidiary; and (ii) the Company and each Subsidiary is in compliance in all material respects with OSHA and there are no pending appeals of any Governmental Authority’s decision or fines issued in relation to OSHA.

(n) Except as set forth on Schedule 4.25(n), the Company or any Subsidiary has not paid or promised to pay any bonus to any employee in connection with the consummation of the transactions contemplated hereby.

4.26 Real Property.

(a) Schedule 4.26(a) contains the legal description and street address of all real property owned by the Company and any of its Subsidiaries and includes the name of the record title holder thereof (“Owned Real Property”) and a list of all Liens recorded against the Owned Real Property. With respect to each such parcel of Owned Real Property: (i) the Company or a Subsidiary has good, valid and indefeasible title in fee simple absolute to each parcel of such Owned Real Property, in each case, free and clear of any Liens, other than Permitted Liens, and except for installments of special assessments not yet delinquent; (ii) the Company or a Subsidiary has all land use and access (ingress and egress) rights required for the conduct of the Business, and there are no pending or, to the Knowledge of the Company, threatened condemnation Proceedings, lawsuits or administrative actions relating to the Owned Real Property adversely affecting the current use or occupancy thereof; (iii) there are no leases, subleases, licenses, concessions or other agreements granting to any party or parties the right of use or occupancy of any portion of the Owned Real Property; (iv) there are no unrecorded interests encumbering any portion of the Owned Real Property including, without limitation, oil, gas or other mineral rights leases, easements, tenancies, licenses, occupancies, rights of possession claims, encroachments or prescriptive easements; and (v) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

(b) Schedule 4.26(b) sets forth a list of all Leases to which the Company or a Subsidiary is a party (“Company Leases”). With respect to each Company Lease: (i) each Company Lease is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the lessee; and (vi) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, in cases of each of clauses (i) through (vi), other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company or a Subsidiary holds the leasehold estate on the Company Leases free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located.

4.27 Tax Matters.

(a) (i) The Company has duly and timely filed all income and other material Tax Returns which are required to be filed by it, and has paid all material Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to any amount of Taxes of the Company; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended (other than Permitted Liens or pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) the Company has duly withheld or collected and paid over to the applicable Taxing Authority all Taxes required to be withheld or collected by the Company in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) the Company has not requested any letter ruling from the IRS (or any comparable ruling from any other Taxing Authority); (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company; (viii) the Company has not received any written request from a Taxing Authority in a jurisdiction where the Company has filed Tax Returns asserting that the Company is or may be subject to Tax in such jurisdiction (ix) the Company is not a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (x) the Company has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); (xi) the Company has no liability for the Taxes of any other Person (other than a Subsidiary of the Company): (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or (3) otherwise by operation of applicable Law; (xii) the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xv) the Company has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(b) The Company will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or non-U.S. income Tax Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(c) The Company has not deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act or received or claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, Pub. L. 116-127, H.R. 6201 (Mar. 14, 2020) or Section 2301 of the CARES Act.

(d) The Company is not aware of any fact or circumstance, nor has it taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

(e) The Financial Statements reflect accruals in accordance with U.S. GAAP for all current Taxes of the Company and any Subsidiary that are unpaid or payable as of the December 31, 2022 (except for any inaccuracies that are not material), and neither the Company nor any Subsidiary has incurred any liability for Taxes since December 31, 2022 other than in the ordinary course of business consistent with amounts incurred and paid with respect to the most recent comparable prior period (adjusted for ordinary course changes in operations).

4.28 Environmental Laws.

(a) Neither the Company nor any Subsidiary has (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or the Hazardous Materials Activities of any member of the Company Group, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) To the Knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, or leased by the Company or any Subsidiary such as could give rise to any material liability or corrective or remedial obligation of the Company or any Subsidiary under any Environmental Laws.

4.29 Finders’ Fees. With respect to the transactions contemplated by this Agreement, except for ARC Group, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any member of the Company Group or any Affiliate thereof who might be entitled to any fee or commission from Parent, Merger Sub or any of their Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

4.30 Powers of Attorney and Suretyships. The Company and its Subsidiaries do not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside the Company or its Subsidiaries or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person outside the Company or its Subsidiaries or other than as reflected in the Financial Statements.

4.31 Directors and Officers. Schedule 4.31(a) sets forth a true, correct and complete list of all directors and officers of the Company and of each Subsidiary. Schedule 4.31(b) sets forth a true, correct and complete list of all elections, appointments and resignations of directors and officers of the Company and of each Subsidiary since January 1, 2023, including whether the election, appointment or resignation is from the Company or any of its Subsidiary (and the name of Subsidiary), the applicable position and the date of such election, appointment or resignation.

4.32 International Trade Matters; Anti-Bribery Compliance.

(a) Each member of the Company Group currently is and, for the past five years (or since the Company Formation Date, whichever is shorter) has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries (“Money Laundering Laws”); (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither the Company nor any Subsidiary, nor any director or officer of the Company or any Subsidiary, nor, to the Knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company or any Subsidiary), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by a Governmental Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Governmental Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company or any of its Subsidiaries, nor any director or officer, nor, to the Knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries (acting on behalf of the Company or any of its Subsidiaries), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) Neither the Company nor any Subsidiary has received written notice of, nor, to the Knowledge of the Company, any of their respective officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

4.33 Not an Investment Company. No member of the Company Group is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.34 Affiliate Transactions.

(a) Schedule 4.34 sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between the Company or any of its Subsidiaries, on the one hand, and any current or former director, officer or Affiliate of the Company or any Subsidiary on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed by any current or former director, officer, employee or Affiliate of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries. Each Affiliate Transaction entered into or occurring prior to the Closing (i) is arms-length transaction with fair market price and (ii) is a transaction duly approved by the board of directors in accordance with the Organizational Documents of the Company or such Subsidiary.

(b) None of the Company Shareholders nor any of their Affiliates own or have any rights in or to any of the material Assets, properties or rights used by the Company.

4.35 Compliance with Privacy Laws, Privacy Policies and Certain Contracts.

(a) The Company or any of its Subsidiaries, and the Company’s and each Subsidiary’s officers, directors, managers, employees, agents, subcontractors and vendors to whom Company has given access to Personal Data, are and have been at all times since the Company Formation Date and the inception date of each Subsidiary, in compliance in all material respects with all applicable Privacy Laws;

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary has experienced any loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Data maintained by or on behalf of the Company or any Subsidiary (including by any agent, subcontractor or vendor of the Company or any Subsidiary); and

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect (i) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Privacy Law by the Company or any Subsidiary, and (ii) neither the Company nor any Subsidiary has been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Data maintained by or on behalf of the Company or any Subsidiary (including by any agent, subcontractor or vendor of the Company or any Subsidiary).

4.36 OFAC. Neither of the Company or any Subsidiary, nor any director or officer of the Company or any Subsidiary (nor, to the Knowledge of the Company, any agent, employee, affiliate or Person acting on behalf of the Company or any Subsidiary) is currently identified on the specially designated nationals or other blocked Person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and the Company and all Subsidiaries have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

4.37 Board Approval. The Company’s Board of Directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement and (ii) determined that the transactions contemplated hereby are in the best interests of the Company Shareholders.

4.38 Insurance Policies. Schedule 4.38 sets forth a true, correct and complete list of the insurance policies that cover the Company or any other member of the Company Group (the “Insurance Policies”), together with the type of policy, form of coverage, the policy number, the expiration date, and the name of the insurer. The Company has made available to Parent true, correct and complete copies of each Insurance Policy. To the Company’s Knowledge, each Insurance Policy is in full force and effect and enforceable and neither the Company nor any other member of the Company Group is in material default with respect to its obligations under any of the Insurance Policies. All premiums due under the Insurance Policies have been timely paid. No claims have been made since December 31, 2022 under any current or former insurance policy, no claims made under any current or former insurance policy has been denied for any reason, and the Company has not been denied insurance for which it has applied for any reason. The Company has not been notified in writing of any pending material increase in the renewal or other premiums applicable to any of the Insurance Policies or that any of the Insurance Policies will not be renewed on substantially the same terms or at all. Consummation of the transaction(s) contemplated by this Agreement will not result in any termination, cancellation, material modification or material reduction of any Insurance Policy.

4.39 Other Information. No information provided by the Company to the Parent Parties to facilitate the preparing of the Registration Statement and due diligence in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby, contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES

Parent hereby on the date hereof, and each of the other Parent Parties as of the date each of which delivered its signature page hereto, jointly and severally, represent and warrant to the Company that, except as disclosed in the Parent SEC Documents and/or in the disclosure schedules delivered by Parent to the Company simultaneously with the execution of this Agreement (the “Parent Schedules” and each a “Parent Schedule”), each of the following representing representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date).

5.1 Corporate Existence and Power. Each of the Parent Parties is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of Delaware. Each of the Parent Parties has, or shall have, all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Each of the Parent Parties has made available to the Company Group accurate and complete copies of its Organizational Documents, each as currently in effect. No Parent Party is in violation of any provision of its Organizational Documents.

5.2 Corporate Authorization. The execution, delivery and performance by each of the Parent Parties of this Agreement and the Additional Agreements (to which it is a party to) and the consummation by each of the Parent Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Board of Directors of such Parent Parties and have been or will be duly authorized by all necessary corporate action on the part of the Board of Directors of such Parent Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which any of them is a party or by which its securities are bound. This Agreement has been duly executed and delivered by Parent and it constitutes a valid and legally binding agreement of the Parent Parties, enforceable against them in accordance with their representative terms, and upon Parent Parties execution and delivery, the Additional Agreements (to which any of them is a party) will constitute, a valid and legally binding agreement of the Parent Parties, enforceable against them in accordance with their representative terms.

5.3 Governmental Authorization. Other than as required under applicable Laws, neither the execution, delivery nor performance by the Parent Parties of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act, (b) compliance with any applicable requirements of the Exchange Act or the Securities Act, (c) the appropriate filings and approvals under the rules of Nasdaq, and (d) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to prevent or materially delay or impair the Parent Parties’ ability to consummate the transactions contemplated hereunder.

5.4 Non-Contravention. The execution, delivery and performance by the Parent Parties of this Agreement and any Additional Agreements do not and will not (i) contravene or conflict with the organizational or constitutive documents of any Parent Party, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Parent Parties, except, in each case of clauses (i) and (ii), for any contravention or conflicts that would not reasonably be expected to have a Material Adverse Effect on the Parent Parties or to prevent or materially delay or impair the Parent Parties’ ability to consummate the transactions contemplated hereunder.

5.5 Finders’ Fees. Except as set forth on the Parent Schedule 5.5, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any member of the Parent Parties or any Affiliate thereof who might be entitled to any fee or commission from Parent, Merger Sub or any of their Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

5.6 Issuance of Shares. The Closing Merger Consideration Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which the Parent Parties are bound, applicable Law or the Parent Parties’ Organizational Documents.

5.7 Capitalization.

(a) Parent. As of the date hereof, the authorized capital stock of Parent consists of (i) 500,000 shares of preferred stock, with a par value of $0.0001 per share, and (ii) 29,500,000 shares of common stock with a par value of $0.0001 per share, consisting of 25,000,000 shares of authorized Parent Class A Shares and 4,500,000 Parent Class B Shares. Parent sold Parent Units, each consisting of one Parent Class A Share, one Parent Right and one Parent Warrant in the IPO. Each Parent Warrant entitles the holder thereof to purchase one Parent Class A Share at an exercise price of $11.50 per share on the terms and conditions set forth in a certain warrant agreement dated as of June 15, 2022 by and between Continental Stock Transfer & Trust Company, LLC, acting as warrant agent (the “Warrant Agreement”). Each Parent Right entitles the holder thereof to exchange for one-tenth (1/10) of one Parent Class A Share on the terms and conditions set forth in a certain right agreement dated as of June 15, 2022 by and between Continental Stock Transfer & Trust Company, LLC, acting as warrant agent (the “Right Agreement”). As of October 24, 2023, Parent has, issued and outstanding, (i) 604,629 Parent Units, (ii) 5,542,368 Parent Class A Shares (including 604,629 Parent Class A Shares not separated from Parent Units), (iii) 2,443,750 Parent Class B Shares, (iv) 10,273,875 Parent Rights (including 604,629 Parent Rights not separated from Parent Units), (v) 10,273,875 Parent Warrants (including 604,629 Parent Warrants not separated from Parent Units) and (vi) no Company Preferred Share. Parent has reserved 5,136,937 Parent Class A Shares underlying Parent Warrants and 1,027,387 Parent Class A Shares underlying Parent Rights. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Common Shares or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) Merger Sub. As of the date hereof, the authorized capital stock of Merger Sub consists of 10,000 shares of common stock, among which, 10 shares of common stock are issued and outstanding. All issued and outstanding shares of common stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in Merger Sub’s Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any capital equity of Merger Sub.

5.8 Information Supplied. None of the information supplied or to be supplied by any Parent Party expressly for inclusion or incorporation by reference in the filings with the SEC including but not limited to this Agreement, the registration statement on Form S-4, as determined by Parent (as amended or supplemented from time to time, and including the Proxy Statement/Prospectus (as defined below) contained therein, the “Registration Statement”), any Form 425 in accordance with Rule 425 of the Securities Act, any press releases to the public or on any information posted on any Parent Party’s social media platforms and internet websites, and the mailings to Parent’s stockholders with respect to the solicitation of proxies (as amended, the “Proxy Statement/Prospectus”) to approve the transactions contemplated hereby will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by any Parent Party or that is included in any Parent SEC Documents), unless such information was provided to Parent by the Company Group. No material information provided by any Parent Party to the Company in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby (including but not limited to Parent public filings, as of the respective dates of their submission to the SEC), contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

5.9 Trust Fund5.10 . As of the date of this Agreement, Parent has at least $53,522,287 in the trust fund established by Parent for the benefit of its public shareholders (the “Trust Fund”) in a United States-based account maintained by Continental Stock Transfer & Trust Company (the “Trustee”) acting as trustee (the “Trust Account”), and such monies are invested in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less, or in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940 as amended which invest solely in direct U.S. government treasury, and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. The Investment Management Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Parent and the Trustee, enforceable in accordance with its terms. Except as disclosed in Parent SEC Documents, the Investment Management Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Investment Management Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or, to the Parent Parties’ knowledge, that would entitle any Person to any portion of the funds in the Trust Account except for (i) the holders of Parent Securities prior to the Effective Time who shall have elected to redeem their Parent Ordinary Shares pursuant to Parent’s Organizational Documents, (ii) in respect of the deferred underwriting expenses or Taxes, and (iii) payment of dissolution expenses. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of Parent and the Investment Management Trust Agreement. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Investment Management Trust Agreement, and, to the knowledge of the Parent Parties, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or Proceedings pending with respect to the Trust Account. Since June 15, 2022, Parent has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Investment Management Trust Agreement).

5.10 Listing. As of the date hereof, the Parent Common A Shares, Parent Units, Parent Rights and Parent Warrants are listed on the Nasdaq Stock Market, with trading symbols “FLFV,” “FLFVU,” “FLFVR,” and “FLFVW.”

5.11 Reporting Company. Parent is a publicly-held company subject to reporting obligations pursuant to Section 12 of the Exchange Act, and the Parent Common A Shares are registered pursuant to Section 12(b) of the Exchange Act.

5.12 No Market Manipulation. Neither the Parent Parties nor their Affiliates have taken, and they will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Parent Common Shares to facilitate the sale or resale of the Parent Common Shares or affect the price at which the Parent Common Shares may be issued or resold; provided, however, that this provision shall not prevent the Parent Parties from engaging in investor relations or public relations activities consistent with past practices.

5.13 Board Approval. Parent’s Board of Directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, and the sole director of Merger Sub has, (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders or shareholders of the Parent Parties, as applicable, and (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s Organizational Documents.

5.14 Parent SEC Documents and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed by the Parent Parties subsequent to the date of this Agreement (the “Additional Parent Parties SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iii) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.14) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent Parties SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent Parties SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent Parties SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent Parties SEC Documents (collectively, the “Parent Parties Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of Parent as of the dates thereof and the results of operations of Parent for the periods reflected therein. The Parent Parties Financial Statements (i) were prepared from the Books and Records of Parent; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of Parent’s financial condition as of their dates; and (iv) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to Parent with respect to the periods then ended.

(c) Except as disclosed in Parent SEC Documents, since its IPO, (i) Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with U.S. GAAP and (ii) Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Parent is made known to the principal executive officer and principal financial officer by others within Parent. Parent maintains and, for all periods covered by the Parent Financial Statements, has maintained Books and Records in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Parent in all material respects.

(d) Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Except as disclosed in Parent SEC Documents, since its incorporation and to the date of this Agreement, Parent has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Parent, (ii) a “material weakness” in the internal controls over financial reporting of Parent or (iii) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

(f) Except as specifically disclosed, reflected or fully reserved against in the Parent Parties Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since Parent’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to Parent. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Parent Parties Financial Statements.

5.15 Litigation. There is no Action (or any basis therefor) pending against any Parent Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Governmental Authority, any Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Parent Parties. No Parent Party is, or has previously been, to the knowledge of the Parent Parties, subject to any Proceeding with any Governmental Authority or any Authority.

5.16 Business Activities. Since its incorporation, Parent has not conducted any business activities other than activities (a) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (b) directed toward the accomplishment of a business combination or (c) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in Parent’s Organizational Documents, there is no Contract binding upon the Parent or to which Parent is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries.

5.17 Compliance with Laws. No Parent Party is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority or any Authority, domestic or foreign, nor, to the knowledge of the Parent Parties, is there any basis for any such charge and no Parent Party has previously received any subpoenas by any Governmental Authority or any Authority.

5.18 Money Laundering Laws. The operations of the Parent Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Parent Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent Parties, threatened.

5.19 OFAC. Neither the Parent Parties, nor any director or officer of the Parent Parties (nor, to the knowledge of the Parent Parties, any agent, employee, affiliate or Person acting on behalf of the Parent Parties) is currently identified on the specially designated nationals or other blocked Person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and the Parent Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Russia, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

5.20 Not an Investment Company. Parent is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.21 Tax Matters.

(a) Except as disclosed in Parent SEC Documents, (i) Parent has duly and timely filed all Tax Returns which are required to be filed it, and has paid all Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete in all respects; (iii) there is no Action, pending or proposed in writing, with respect to any amount of Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent for which a Lien may be imposed on any of Parent’s assets has been waived or extended (other than Permitted Liens or pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) Parent has duly withheld or collected and paid over to the applicable Taxing Authority all Taxes required to be withheld or collected by Parent in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) Parent has collected and remitted to the applicable Taxing Authority all sales Taxes required to be collected by Parent; (vii) Parent has not requested any letter ruling from the IRS (or any comparable ruling form any other Taxing Authority); (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Parent; (ix) Parent has not received any written request from a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns asserting that Parent is or may be subject to Tax in such jurisdiction, and Parent does not have a permanent establishment (within the meaning of an applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized; (x) there is no outstanding power of attorney from Parent authorizing anyone (other than employees of Parent) to act on behalf of Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (xi) Parent is not a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (xii) Parent has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent); (xiii) Parent has no liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or (3) otherwise by operation of applicable Law; (xiv) Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xv) Parent has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(b) Parent will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or non-U.S. income Tax Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(c) Parent has not deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act or received or claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, Pub. L. 116-127, H.R. 6201 (Mar. 14, 2020) or Section 2301 of the CARES Act.

(d) Parent is not aware of any fact or circumstance, nor has it taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

(e) The Parent Parties Financial Statements reflect accruals in accordance with U.S. GAAP for all current Taxes of Parent and any Subsidiary that are unpaid or payable as of December 31, 2022 (except for any inaccuracies that are not material), and neither Parent nor any Subsidiary has incurred any liability for Taxes since December 31, 2022, other than in the ordinary course of business consistent with amounts incurred and paid with respect to the most recent comparable prior period (adjusted for ordinary course changes in operations).

5.22 Transactions with Affiliates. Except as disclosed in Parent SEC Documents, there are no Contracts between (a) any Parent Party, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Parent Party, on the other hand (each Person identified in this clause (b), a “Parent Related Party”), other than (i) Contracts with respect to a Parent Related Party’s employment with, or the provision of services to, any Parent Party that were entered into in the ordinary course of business (including with regard to benefit plans, indemnification arrangements and other ordinary course compensation matters), and (ii) Contracts with respect to a Parent Related Party’s status as a holder of Securities of any Parent Party.

5.23 Blank Check Companies. From the date hereof through the Closing Date, Parent shall remain a “blank check company” as defined under the Securities Act, shall keep current and timely file all of its public filings with the SEC, and shall not conduct any business operations or activities other than required in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Notwithstanding anything to the contrary provided in this Agreement, none of the Parent Parties and their respective Subsidiaries shall be required to carry out any action or be prohibited from carrying out any action which would be inconsistent with any Law or which are expressly contemplated in this Agreement.

ARTICLE VI
COVENANTS OF THE COMPANY AND THE PARENT PARTIES PENDING CLOSING

6.1 Conduct of Business.

(a) From the date hereof through the Closing Date, each Parent Party shall, and the Company Group shall, conduct their respective business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, shall not enter into any material transactions without the prior written consent of the other party, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without the written consent of all parties (which shall not be unreasonably withheld), the Company agrees that it shall not and each other member of the Company Group shall not, and each Parent Party agrees that it shall not:

(i) (A) materially amend, modify or supplement its Organizational Documents other than pursuant to this Agreement, or (B) with respect to Parent, amend, waive modify, change, supplement or fail to comply with the Investment Management Trust Agreement in any manner adverse to the Company Group or in any way that would affect the Parent Parties’ ability to consummate the transactions contemplated by this Agreement;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other of its rights or assets that involve payments in excess of $100,000, except for in ordinary course of business consistent with past practice;

(iii) modify, amend or enter into any contract, agreement, license or, commitment, which obligates the payment of more than $100,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $100,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of its assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of Inventory in the ordinary course consistent with past practice, and (iii) not exceeding $100,000 in the aggregate;

(vi) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any Company Shareholder (other than, in the case of any Company Shareholder who is an employee, payments of salary accrued in said period at the current salary rate);

(vii) (i) split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of its Equity Securities or any of its Subsidiaries’ Equity Securities; or (ii) amend any term or alter any rights of any of its outstanding Equity Securities;

(viii) Other than the Transaction Financing and transactions contemplated in this Agreement, issue, sell or offer any Equity Securities of the Company, any Parent Party or its Subsidiaries;

(ix) authorize any salary increase of more than 10 % for any employee making an annual salary equal to or greater than $100,000 in the aggregate on an annual basis or change its bonus or profit sharing policies;

(x) other than the Transaction Financing, obtain or incur any loan or other Indebtedness, in excess of $100,000, including drawings under existing lines of credit;

(xi) suffer or incur any Lien on its assets, except for Permitted Liens or Liens incurred in the ordinary course of business consistent with past practice or in the case of Parent;

(xii) suffer any damage, destruction or loss of property related to any of its assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $50,000;

(xiii) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiv) suffer any insurance policy protecting any of its assets with an aggregate coverage amount in excess of $100,000 to lapse;

(xv) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any Inventory or assets other than in the ordinary course of business consistent with past practice;

(xvi) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $50,000;

(xvii) issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xviii) make, change or revoke any material Tax election or change any annual Tax accounting periods; settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); surrender or forfeit any right to claim a material Tax refund; or take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Intended Tax Treatment or

(xix) undertake any legally binding obligation to do any of the foregoing.

(b) No party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time. From the date hereof through the earlier of (x) termination of this Agreement in accordance with this Agreement and (y) the Closing Date, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the Parent Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company or any of the Parent Parties (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or any class or series of the share capital or capital stock or other equity interests of the Company or the Parent Parties in a single transaction or series of transactions. In the event that there is an unsolicited proposal for an Alternative Transaction, communicated in writing to the Company or the Parent Parties or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and the Parent Parties shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. Notwithstanding anything to the contrary as set forth above, if the board of directors of the Company or of any Parent Party (as applicable) has determined in good faith, after consultation with its financial advisor and/or outside legal counsel, that failure to take such action would constitute a breach of its directors’ fiduciary duties under applicable Law, the other party may waive any such provision to the extent necessary to permit such Person to comply with applicable Laws, provided, however, that prior to taking such action or announcing the intention to do so, such Person has complied in all material respects with its written notification obligation in respect of the Alternative Transaction in accordance with this Section 6.1.

6.2 Access to Information. From the date hereof until and including the Closing Date, the Company and the Parent Parties shall, to the best of their abilities, (a) continue to give each other party, its legal counsel and other representatives full access to its offices, properties, and Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company or the Parent Parties as such Persons may request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other party in such other party’s investigation of its business; provided, however, that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Parent Parties and, provided further, that any investigation pursuant to this Section 6.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Parent Parties. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided, however, that the non-disclosing party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.

6.3 Notices of Certain Events. Each party shall promptly notify the other parties of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Ordinary Share or share capital or capital stock of the Parent Parties or any of the Company’s or the Parent Parties’ assets;

(b) any notice or other communication from any Governmental Authority or any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact.

6.4 SEC Filings.

(a) The parties acknowledge that:

(i) Parent’s stockholders and the Company Shareholders must approve the transactions contemplated by this Agreement prior to the Merger contemplated hereby being consummated and that, in connection with such approval, prepare for filing with the SEC the Registration Statement;

(ii) the Parent Parties will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent Parties will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions and may be required to file Form 425 in accordance with Rule 425.

(b) In connection with any filing the Parent Parties make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its best efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their best efforts to (i) cooperate with the Parent Parties, (ii) respond to questions about the Company required in any filing or requested by the SEC, and (iii) provide any information requested by the Parent Parties in connection with any filing with the SEC.

(c) Company Cooperation. The Company acknowledges that a substantial portion of the filings with the SEC and mailings to Parent’s shareholders with respect to the Proxy Statement/Prospectus shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide the Parent Parties with such information as shall be required by the SEC and federal securities Laws to be included in any such filing with the SEC, as determined in the sole discretion of Parent, in consultation with its legal counsel, for inclusion in or attachment to the Registration Statement, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and the Company Shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company understands that such information shall be included in the Registration Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall cause its managers, directors, officers and employees to be reasonably available to the Parent Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the filings with the SEC, including but not limited to this Agreement, the Registration Statement, any Form 425 in accordance with Rule 425 of the Securities Act, any press releases to the public or on any information posted on the Company Group’s social media platforms and internet websites, and the mailings to the Company’s or Parent’s shareholders with respect to any solicitation of proxies to approve the transactions contemplated hereby will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Subsidiary of the Company, or their respective officers or directors, should be discovered by the Company, which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement/Prospectus, the Company shall promptly inform Parent. The Parent Parties shall be permitted to make all necessary filings with respect to the transactions contemplated hereby under the Securities Act, the Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, shall provide the Company with a reasonable opportunity to comment on drafts of any such filings and shall consider such comments in good faith, and the Company shall reasonably cooperate in connection therewith. The Parent Parties will be permitted to make such filings or responses to the SEC that, based on the advice of outside counsel to Parent, is required by the SEC and United States securities Laws to be included therein.

6.5 Preparation and Delivery of Additional Financial Information. Each of the Company and the Parent Parties and shall each use its respective reasonable best efforts to (i) assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, any of its Subsidiaries, Merger Sub or Parent, in preparing in a timely manner other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by Parent or the Company with the SEC in connection with the Transactions, and (ii) to obtain the consent of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith. The Company will also provide to Parent as promptly as practicable after the date of this Agreement (and in any event on or prior to the twentieth (20th) Business Day following the date of this Agreement): (i) the related pro forma adjustments necessary to prepare the pro forma financial statements in compliance with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) (such pro forma financial adjustments together with the Financial Statements, the “Required Financials”) and cooperate as reasonably requested by Parent in the preparation thereof, (ii) all selected financial data of the Company, as necessary for inclusion in the Proxy Statement and Registration Statement; and (iii) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the Securities Exchange Act (as if the Company was subject thereto) as necessary for inclusion in the Proxy Statement and Registration Statement (together with the Financial Statements, the “Initial Financial Information”). The Company shall also provide to Parent as promptly as practicable after the date of this Agreement, a description of the business and any other information concerning the Company, its directors, officers, operations and such other matters, as may be reasonably necessary or advisable in connection with the preparation of the Proxy Statement. The financial statements the Company is required to deliver pursuant to this Section 6.5 will be complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein.

6.6 Trust Account. The Company acknowledges that the Parent Parties shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (a) all amounts payable to stockholder of the Parent Redeeming Shares, (b) the Deferred Underwriting Amount to the underwriter in the IPO if and only if such Deferred Underwriting Amount remains payable in cash at the Closing, (c) both parties’ accrued and outstanding Transaction Expenses and Parent’s promissory notes in connection with its extension and working capital, and (d) the remaining monies in the Trust Account to the PubCo.

6.7 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Closing, each of the Company and PubCo agrees that it shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) each Parent Party (the “Parent Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company, PubCo, Parent or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and each of their respective memorandum and articles of associations, certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, PubCo and the Company shall, and shall cause their Subsidiaries to (i) maintain for a period of not less than six (6) years from the Closing provisions in their respective Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company’s, Parent’s and their Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Organizational Documents of the Company, PubCo or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by applicable Laws.

(b) For a period of six (6) years from the Closing, PubCo shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Parent’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to the Company, Parent or their respective Representatives, as applicable) on terms not less favorable than the terms of such current insurance coverage that are acceptable to the directors and officers of Parent immediately prior to the Effective Time; provided, that (i) PubCo may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Closing and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 6.7 shall be continued in respect of such claim until the final disposition thereof.

(c)  Notwithstanding anything contained in this Agreement to the contrary, (i) this Section 6.7 shall survive the Closing indefinitely and shall be binding, jointly and severally, on PubCo, Parent and the Company and all of their respective successors and assigns; and (ii) in the event that PubCo, Parent or the Company or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, each of PubCo, Parent, and the Company shall ensure that proper provision shall be made so that the successors and assigns of the PubCo, Parent and the Company, as applicable, shall succeed to the obligations set forth in this Section 6.7.

(d) Upon the Effective Time, PubCo shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Parent with the directors and officers of PubCo after the consummation of the business combination contemplated hereby, which indemnification agreements shall continue to be effective following the Closing.

(e) The provisions of this Section 6.7: (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on PubCo, Parent and the Company and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Organizational Documents, or otherwise, and (iv) shall survive the consummation of the business combination and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the prior written consent of such D&O Indemnified Party.

6.8 Notice of Changes. The Company shall give prompt written notice to the Parent Parties of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 9.2(b) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 9.2(c) would not be satisfied, and (c) any event, circumstance or development that would reasonably be expected to have a Material Adverse Effect; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

6.9 Additional Agreements. On or prior to the Closing Date, the Company shall deliver to Parent each Additional Agreement (other than the Lock-Up Agreement, the Company Support Agreement, and the Parent Support Agreement, each of which were provided at the signing of this Agreement, and including each Additional Agreement which do not, by its terms, become effective until the Effective Time) to which the Company, a Company Securityholder, or any other Person (other than a Parent Party or the Sponsor), as applicable, is a party, duly executed by the Company, such Company Securityholder(s), or such other Person(s), as applicable.

6.10 Share Issuance. At the Effective Time, PubCo shall issue in aggregate 90,000 PubCo Common Shares to the three independent directors of Parent holding office immediately prior to the Effective Time, with each independent director receiving 30,000 PubCo Common Shares.

ARTICLE VII
COVENANTS OF THE COMPANY

The Company agrees that:

7.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall duly and timely file all income and other material Tax Returns required to be filed with the applicable Taxing Authority, pay all material Taxes required to be paid by any Taxing Authority and duly observe and conform in all respects, to all applicable Laws and Orders.

7.2 Reasonable Best Efforts to Obtain Consents. The Company shall use its reasonable best efforts to obtain each required third party consent to the transactions contemplated by this Agreement as promptly as practicable hereafter.

7.3 Company Written Resolution; Requisite Company Shareholder Vote. The Company shall take no action to rescind, undo or otherwise adversely affect the approvals set forth in a Company Written Resolution or the Requisite Company Shareholder Vote.

7.4 Requisite Company Shareholder Vote. Within fifteen (15) days following the SEC declaring the Registration Statement effective, and in no event prior to the SEC declaring the Registration Statement effective, the Company shall obtain and deliver to Parent a true, complete and correct copy of the Company Shareholder Written Resolution evidencing the approval of this Agreement, the plan of merger and the transactions contemplated hereby and thereby, including the Merger, by the holders of Company Ordinary Shares in accordance with the Laws of the British Virgin Islands and the Company’s Organizational Documents (the “Requisite Company Shareholder Vote”).

7.5 Extension Payment Loans. From the date hereof, the Company shall provide loans to Parent to be deposited into the Trust Account as Monthly Extension Payments to extend the Combination Period until March 21, 2024. In the event that the Business Combination has not been consummated by March 21, 2024, the Company, in its sole discretion determines that the parties are acting in good faith to consummate the Business Combination and the Business Combination is reasonably expected to be consummated, may agree on the same or different terms and conditions to provide additional loans in support of further extension of the Combination Period (the loans provided by the Company in support of the extension of the Combination Period are collectively referred as “Extension Payment Loans”). The Extension Payment Loans shall be evidenced by promissory notes issued by Parent which shall entitle the Company to have senior ranking on repayments of the Extension Payment Loans in the event of liquidation of Parent. If the Monthly Extension Payment has been paid by the Sponsor or its Affiliates for the month in which this Agreement is signed (the “Signing Month”), the Company shall reimburse the Sponsor or its Affiliates for such Monthly Extension Payment on a pro rata basis. The amount of the said reimbursement will be calculated in accordance with the following formula: R = P (30 - D) / 30 (R means the amount of the reimbursement; P means the amount of the Monthly Extension Payment paid by the Sponsor or its affiliates; and D means the number of calendar days following the 21st of the month prior to the Signing Month, and until the date of this Agreement).

7.6 United States Patent. From the date hereof and before the Closing Date, the Company shall secure and submit for recordation all of the necessary invention assignment agreements with respect to certain patents set forth on Schedule 4.20. To the extent applicable and necessary, each other member of the Company Group will assist the Company with securing such invention assignment agreements.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

8.1 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

8.2 Tax Matters.

(a) Parent and the Company shall use their reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment, and none of Parent, Merger Sub or the Company and their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Merger from qualifying for such Intended Tax Treatment.

(b) Each of Parent, the Company, and their respective Affiliates shall file all Tax Returns consistent with the Intended Tax Treatment (including, in each case, attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with the its Tax Return for the taxable year of the Merger), and shall take no position inconsistent with the Intended Tax Treatment, as applicable (whether in audits, Tax Returns or otherwise), in each case, unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(c) Any and all Transfer Taxes due prior to the Effective Time shall be borne by each responsible party as applicable. Any and all Transfer Taxes due upon and following the Effective Time shall be borne by PubCo. The Company shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Company shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other document. Any expenses incurred in connection with the filing of such Tax Returns or other documentation shall be borne by each responsible party as applicable. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(d) In the event the SEC requires a tax opinion regarding the Intended Tax Treatment, Parent will use its reasonable best efforts to cause Parent to deliver such tax opinion that is reasonably acceptable to the Company and the SEC. If such an opinion is being provided to Parent pursuant to the prior sentence, (i) the Company agrees to deliver to the tax counsel of Parent a representation letter in the form satisfactory to such tax counsel and (ii) the Parent Parties agree to deliver to such tax counsel a customary SPAC representation letter.

8.3 Settlement of the Parent Parties’ Liabilities. Subject to Section 6.6, concurrently with the Closing, all outstanding Liabilities of the Parent Parties shall be settled and paid in full and reimbursement of out-of-pocket expenses reasonably incurred and documented by any Parent Party or any of their officers, directors, or their Affiliates, in connection with identifying, investigating and consummating a business combination from the funds of the Surviving Corporation to the extent available.

8.4 Compliance with SPAC Agreements. The Parent Parties shall comply with each of the applicable agreements entered into in connection with the IPO, including that certain Registration Rights Agreement, dated as of June 15, 2022 by and between Parent and the investors named therein.

8.5 Registration Statement.

(a) As promptly as practicable following the execution and delivery of this Agreement, Parent shall prepare, with the assistance of the Company, and cause to be filed with the SEC the Registration Statement (in connection with the registration under the Securities Act of the PubCo Common Shares to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement/Prospectus. The Registration Statement shall include a Proxy Statement of Parent for the purpose of soliciting proxies from Parent’s shareholders for the matters to be acted upon at the Parent Special Meeting (as defined below) and providing the public shareholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the IPO Prospectus to have their Parent Common A Shares redeemed in conjunction with the shareholder vote on the Parent Party Shareholder Approval Matters as defined below as well as a prospectus for the offering of PubCo Common Shares to the Company Shareholders. The Proxy Statement/Prospectus shall include proxy materials for the purpose of soliciting proxies from Parent’s shareholders to vote, at a special meeting of Parent’s shareholders to be called and held for such purpose (the “Parent Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Merger, by the holders of Parent Shares in accordance with Parent’s Organizational Documents, the Laws of the British Virgin Islands and the rules and regulations of the SEC and Nasdaq, (ii) adoption of the amended and restated Memorandum and Articles of Association of PubCo in the form satisfactory to the Company and Parent, and (iii) such other matters as the Company and the Parent Parties shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (iii), collectively, the “Parent Shareholder Approval Matters”). In connection with the Registration Statement, Parent and the Company will file with the SEC financial and other information about the transactions contemplated in this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement requirements set forth in Parent’s Organizational Documents, DGCL, the Laws of the British Virgin Islands and the rules and regulations of the SEC and Nasdaq. The Parent Parties shall provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall promptly provide the Parent Parties with such information concerning the Company and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). If required by applicable SEC rules or regulations, such financial information provided by the Company must be reviewed or audited by the Company’s auditors. The Parent Parties shall provide such information concerning each Parent Parties and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by the Parent Parties shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading.

(b) Parent shall, with the cooperation of the Company, use its reasonable best efforts to cause the Registration Statement and the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement/Prospectus. Promptly after the Registration Statement is declared effective under the Securities Act, Parent will cause the Proxy Statement/Prospectus to be mailed to shareholders of Parent and, shall call the Parent Special Meeting as soon as practicable in accordance with British Virgin Islands Law and any other rules and regulations applicable.

(c) Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. Notwithstanding such cooperation however, the Parent Parties will be permitted to make such filings or responses to the SEC that, based on the advice of outside counsel to the Parent Parties, is required by the SEC and United States securities Laws to be included therein. If Parent or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other parties and (ii) Parent, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Notwithstanding such cooperation however, the Parent Parties will be permitted to make such filings or responses to the SEC that, based on the advice of outside counsel to Company, is required by the SEC and United States securities Laws to be included therein. Parent and the Company shall use reasonable best efforts to cause the Registration Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of Parent Shares, as applicable, pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Parent’s Organizational Documents and the Company’s Organizational Documents. Each of the Company and the Parent Parties shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that it receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(d) Each party shall, and shall cause each of its subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, the Parent Parties and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement/Prospectus and Registration Statement, and responding in a timely manner to comments from the SEC. Each party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Parent Parties shall cause the Proxy Statement/Prospectus to be disseminated to Parent’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Parent’s Organizational Documents.

8.6 Confidentiality. Except as necessary to complete this Agreement, the Registration Statement and the Proxy Statement/Prospectus, the Company, on the one hand, and the Parent Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other Party furnished to it by such other Party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any Party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such Party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in this Agreement, the Registration Statement and the Proxy Statement/Prospectus.

ARTICLE IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law and no Order shall prohibit or prevent the consummation of the Closing.

(b) There shall not be any Action brought by a third party that is not an Affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the Closing.

(c) All consents, approvals and actions of, filings with and notices to any Governmental Authority or any Authority required to consummate the transactions contemplated by this Agreement shall have been made or obtained.

(d) This Agreement, the Merger, and the transactions contemplated hereby and thereby shall have been authorized and approved by the stockholders of Parent and consummated the applicable certificates and documents filed and registered in the appropriate jurisdictions.

(e) The SEC shall have declared the Registration Statement effective, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued.

(f) (i)  immediately following the Closing, PubCo shall satisfy any applicable listing requirements of the Nasdaq and PubCo shall not have received any written notice of non-compliance therewith, and (ii) PubCo Common Shares to be issued in connection with the Transactions shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

(g) The Parent Shareholder Approval Matters that are submitted to the vote of the stockholders of Parent at the Parent Special Meeting in accordance with the Proxy Statement/Prospectus and Parent’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Parent at the Parent Special Meeting in accordance with Parent’s Organizational Documents, applicable Law and the Proxy Statement/Prospectus (the “Required Parent Stockholder Approval”).

(h) The Company shall have obtained the Requisite Company Shareholder Vote.

(i) All required filings under the HSR Act, and other applicable anti-trust laws, shall have been completed and any applicable waiting period, any extensions thereof, and any commitments by the parties not to close before a certain date under a timing agreement entered into with a Governmental Authority or any Authority shall have expired or otherwise been terminated.

(j) The Available Closing Cash shall be no less than US$5,000,000.

9.2 Conditions to Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Parent Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Company contained in ARTICLE IV of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement except as provided in the disclosure schedules pursuant to ARTICLE IV, and (ii) be true and correct as of the Closing Date except as provided in the disclosure schedules pursuant to ARTICLE IV (or if the representations and warranties speak only as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as have not in the aggregate had and would not in the aggregate reasonably be expected to have a Material Adverse Effect; it being understood and agreed that the Company Fundamental Representations shall not be subject to any Material Adverse Effect qualifier, and for purposes of this clause (b) all Company Fundamental Representations shall be true and correct except for de minimis inaccuracies.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, that has had, or could reasonably be expected to have, a Material Adverse Effect, regardless of whether it involved a known risk.

(d) The Parent Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 9.2.

(e) The Parent Parties shall have received (i) a copy of the Organizational Documents of the Company as in effect as of the Closing Date, (ii) the copies of each Requisite Company Vote authorizing this Agreement, the plan of merger and the transactions contemplated hereby and thereby, and (iii) a recent certificate of good standing as of a date no later than thirty (30) days prior to the Closing Date regarding the Company from the Registrar.

(f) The Parent Parties shall have received copies of all Governmental Approvals, if any, in form and substance reasonably satisfactory to the Parent Parties, and no such Governmental Approval shall have been revoked.

(g) The Parent Parties shall have received a copy of each of the Additional Agreements to which the Company is a party duly executed by the Company and such Additional Agreement shall be in full force and effect.

(h) The Parent Parties shall have received a copy of each of the Additional Agreements duly executed by all required parties thereto, other than Parent or the Company, including, without limitation, the Personnel Agreements, the Non-Compete Agreements and the Voting Agreement.

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s sole and absolute discretion, of all of the following further conditions:

(a) The Parent Parties shall have duly performed all of their covenants and obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Parent Parties contained in ARTICLE V of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality, Knowledge or Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Material Adverse Effect; it being understood and agreed that the Parent Fundamental Representations shall not be subject to any Material Adverse Effect or Knowledge qualifier, and for purposes of this clause (b) the Parent Fundamental Representations shall be true and correct except for de minimis inaccuracies.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect on the Parent Parties, regardless of whether it involved a known risk.

(d) The Company shall have received a certificate signed by an authorized officer of Parent Parties to the effect set forth in clauses (a) through (c) of this Section 9.2.

(e) Each of the Parent Parties shall have executed and delivered to the Company each Additional Agreement to which it is a party and the Parent Parties shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Parent Parties.

ARTICLE X
TERMINATION

10.1 Termination.

This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

(b) by Parent, if any of the representations or warranties of the Company set forth in ARTICLE IV shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in Section 9.2 would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date or (ii) 20 days after written notice of such breach thereof is delivered to the Company; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.1(b) if any Parent Party is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(c) by the Company, if any of the representations or warranties of any Parent Party set forth in ARTICLE V shall not be true and correct, or if any Parent Party has failed to perform any covenant or agreement on its part set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 9.3(a) or Section 9.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date, (ii) 20 days after written notice of such breach thereof is delivered to theParent Parties; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(c) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(d) by either the Company or Parent:

(i) on or after the Outside Date, if the Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 10.1(d)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

(ii) if any Order having the effect set forth in Section 9.1(a) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 10.1(d)(ii) shall not be available to a party if such Order was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(e) if any of the Parent Party Shareholder Approval Matters shall fail to receive the Required Parent Stockholder Approval at the Parent Special Meeting (unless such Parent Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);by the Parent Parties if within thirty (30) days following the SEC declaring the Registration Statement effective, and in no event prior to the SEC declaring the Registration Statement effective, the Company shall not have obtained and delivered to Parent the Company Written Shareholder Resolution evidencing the Requisite Company Shareholder Vote.

10.2 Effect of Termination. In the event of the termination of this Agreement, written notice thereof shall be given by the party desiring to terminate to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void (other than the provisions of Section 8.6, ARTICLE XI and this Section 10.2, which shall survive the termination of this Agreement), and there shall be no Liability on the part of any Parent Party or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any party including officers and directors of any party from Liability for its willful misconduct or fraud, nor the obligation to pay the Termination Fee.

10.3 Termination Fee.

(a) Notwithstanding Section 10.2 or Section 11.6, in the event that there is a termination of this Agreement by the Company pursuant to Section 10.1(c), Parent shall pay to the Company a termination fee of $500,000 (the “Parent Termination Fee”) within five (5) business days of the termination.

(b) Notwithstanding Section 10.2 above or Section 11.6, in the event that there is a termination of this Agreement by Parent pursuant to Section 10.1(b), or Section 11.14(e), the Company shall pay to Parent a termination fee equal to $500,000 (the “Company Termination Fee”) within five (5) business days of the termination.

ARTICLE XI
MISCELLANEOUS

11.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

Thunder Power Holdings Limited
Vistra Corporate Services Centre

Wickhams Cay II, Road Town

Tortola, VG1110, British Virgin Islands

Attention: Wellen Sham
Email: wellenol@protonmail.com

with a copy to (which shall not constitute notice):

Brown Rudnick LLP

601 13TH Street N.W.

#600

Washington D.C. 20005

Attn: Andrew J. Sherman

Email: asherman@brownrudnick.com

if to any Parent Party:

Feutune Light Acquisition Corporation
48 Bridge Street, Building A
Metuchen, New Jersey
Attention: Yuanmei Ma
Email: sunnymei2005@gmail.com

with a copy to (which shall not constitute notice):

Robinson & Cole LLP
Chrysler East Building
666 Third Avenue, 20th Floor
New York, New York 10017
Attn: Arila Zhou
Email: azhou@rc.com

11.2 Amendments; No Waivers.

(a) This Agreement cannot be amended, except by a writing signed by each of the Parent Parties and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any Party seek, nor shall any Party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

11.5 Publicity. Except as required by law and except with respect to the Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other Party hereto. If a Party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued; provided, each of Parent and the Company is permitted to make any public statement to the extent such proposed public statement is substantially equivalent to the information previously made public without breach of the obligation under this Section 11.5 or is required to comply with federal securities Laws or the requirements of Nasdaq.

11.6 Fees and Expenses. Each Party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Closing shall occur each Party’s reasonable and documented unpaid costs and expenses (the “Unpaid Transaction Expenses”) and all prior paid costs and expenses (the “Paid Transaction Expenses” and together with the Unpaid Transaction Expenses, the “Transaction Expenses”) will be paid by the Surviving Corporation upon the Closing. Notwithstanding the foregoing, (a) Parent and the Company shall split the filing fee for the premerger notification and consent form (and any related forms) with the Federal Trade Commission under the HSR Act with respect to any of the transactions contemplated by this Agreement; (b) the PubCo shall pay the unpaid legal expenses of the parties at the Closing; and (c) Parent and the Company shall each be responsible for 50% of the registration fee for the Registration Statement.

11.7 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

11.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

11.9 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9.

11.10 Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 11.10 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 11.1 shall be effective service of process for any such Action.

11.11 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11.12 Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No Party has relied on any representation from, or warranty or agreement of, any Person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

11.13 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

11.14 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best Knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the executive officers and director(s) of the Company as of the date hereof and the Closing Date.

11.15 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

11.16 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.17 Waiver. Reference is made to the Prospectus. The Company and each Principal Shareholder have read the Prospectus and understand that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company and the Principal Shareholders each hereby agree that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account set aside for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and hereby agrees that he, she or it will not seek recourse against such sums in the Trust Account for any claim such Person has had or may in the future have as a result of, or arising out of, any negotiations, contracts or agreements with Parent.

11.18 Non-survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for those covenants, rights, obligations and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing, and except as otherwise expressly set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

Feutune Light Acquisition Corporation

By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer

Merger Sub:

Feutune Light Merger Sub Inc.

By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Sole Director and Chairman

Signature Page to Agreement of Plan and Merger

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THUNDER POWER HOLDING LIMITED

By:	/s/ Wellen Sham
	Name:	Wellen Sham
	Title:	Chief Executive Officer

Signature Page to Agreement of Plan and Merger

LIST OF EXHIBITS

Exhibit A	Company Support Agreement

Exhibit B	Parent Support Agreement

Exhibit C	Lock-Up Agreements